               CONSTRUCTION, ACQUISITION AND TERM LOAN AGREEMENT


                            dated September 12, 1997


                                  by and among


                             MINNESOTA METHANE LLC
                                  as Borrower,


                    the Lenders Named on the Signature Pages
                               to this Agreement,


                        CREDIT LYONNAIS NEW YORK BRANCH
                       as Construction/Acquisition Agent,


                                      and


                            LYON CREDIT CORPORATION,
                                 as Term Agent

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I DEFINITIONS 1


ARTICLE II THE LOANS  2

         Section 2.1  Commitments....................................................................... 2
         Section 2.2  Funding of the Loans.............................................................. 2
         Section 2.3  Interest ......................................................................... 8
         Section 2.4  Notes ............................................................................10
         Section 2.5  Fees .............................................................................11
         Section 2.6  Security .........................................................................11
         Section 2.7  Use of Proceeds...................................................................11
         Section 2.8  Repayment of Principal............................................................11
         Section 2.9  Payments .........................................................................14
         Section 2.10  Increased Costs and Unavailability...............................................15

ARTICLE III CONDITIONS PRECEDENT........................................................................20

         Section 3.1  Conditions Precedent  to the Closing Date.........................................20
         Section 3.2  Conditions Precedent to the Funding of Each Construction/Acquisition Loan.........24
         Section 3.3  Conditions Precedent to each Term Loan Conversion Date............................31
         Section 3.4  Additional Conditions Precedent for Certain Term Loans............................37
         Section 3.5  No Waiver ........................................................................37
         Section 3.6  Location of Closings..............................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES...............................................................37

         Section 4.1  Representations and Warranties....................................................37
         Section 4.2  Survival .........................................................................46

ARTICLE V COVENANTS ....................................................................................47

         Section 5.1  Affirmative Covenants.............................................................47
         Section 5.2  Negative Covenants................................................................57

ARTICLE VI EVENTS OF DEFAULT............................................................................64

         Section 6.1  Events of Default.................................................................64
         Section 6.2  Remedies .........................................................................66
         Section 6.3  Right to Complete.................................................................67

ARTICLE VII THE AGENTS .................................................................................68

         Section 7.1  Authorization and Action..........................................................68
         Section 7.2  Delegation of Duties..............................................................69
         Section 7.3  Agents' Reliance..................................................................69
         Section 7.4  Notice of Default.................................................................70
         Section 7.5  Agents as Lenders.................................................................70
         Section 7.6  Credit Decisions..................................................................71
         Section 7.7  Indemnification...................................................................71
         Section 7.8  Successor Agents..................................................................72
         Section 7.9  Agents Together and Separately....................................................73
         Section 7.10  Term Agent as Beneficiary of Security Documents and Pledgee of Collateral........73

ARTICLE VIII GENERAL PROVISIONS.........................................................................74

         Section 8.1  Counterparts......................................................................74
         Section 8.2  Integration ......................................................................74
         Section 8.3  Severability......................................................................74
         Section 8.4  Further Assurances................................................................74
         Section 8.5  Amendments and Waivers............................................................74
         Section 8.6  No Waiver; Remedies Cumulative....................................................75
         Section 8.7  Successors and Assigns............................................................75
         Section 8.8  No Agency ........................................................................77
         Section 8.9  No Third Party Beneficiaries......................................................77
         Section 8.10  Nonrecourse......................................................................77
         Section 8.11  Costs, Expenses and Taxes........................................................77
         Section 8.12  Indemnity .......................................................................78
         Section 8.13  Right of Set-off.................................................................79
         Section 8.14  Sharing of Payments..............................................................79
         Section 8.15  Governing Law....................................................................80
         Section 8.16  Waiver of Presentment, Demand, Protest and Notice................................80
         Section 8.17  Waiver of Immunity...............................................................80
         Section 8.18  Waiver of Jury Trial.............................................................80
         Section 8.19  Consent to Jurisdiction..........................................................81
         Section 8.20  Confidentiality..................................................................82
         Section 8.21  Notices .........................................................................82
         Section 8.22  Legal Representation of the Parties..............................................82

SCHEDULE X                   Definitions and Rules of Construction
SCHEDULE I                   Descriptions of the Projects and Project Documents
SCHEDULE II                  Additional Conditions Precedent
SCHEDULE III                 Engineer's Action Items

EXHIBIT 2.2                  Form of Notice of Borrowing
EXHIBIT 2.4(a)               Form of Construction/Acquisition Loan Note
EXHIBIT 2.4(b)               Form of Term Loan Note
EXHIBIT 3.1(a)(vi)           Form of Opinion of Borrower's Counsel
EXHIBIT 3.1(g)               Closing Pro Forma
EXHIBIT 3.1(i)               Required Insurance
EXHIBIT 3.2(a)(ix)           Form of Mortgage
EXHIBIT 4.1(c)               Organizational Charts
EXHIBIT 4.1(g)               Required Approvals
EXHIBIT 4.1(h)(iii)          Legal Description of the Sites
EXHIBIT 5.1(l)(iii)          Form of Monthly Construction Report
EXHIBIT 5.1(l)(iv)           Form of Quarterly Report and Certificate
EXHIBIT 5.1(l)(v)            Form of Annual Report and Certificate
EXHIBIT 8.7(c)               Form of Commitment Transfer Supplement

               CONSTRUCTION, ACQUISITION AND TERM LOAN AGREEMENT

                  This CONSTRUCTION, ACQUISITION AND TERM LOAN AGREEMENT, dated September 12, 1997 (this "Agreement"), is by and among MINNESOTA METHANE LLC, a Wyoming limited liability company ("Borrower"), the lenders named on the signature pages to this Agreement (the "Lenders"), CREDIT LYONNAIS NEW YORK BRANCH, as agent for the Lenders identified as Construction/Acquisition Lenders on the signature pages to this Agreement (together with its successors and assigns in such capacity, the "Construction/Acquisition Agent") and LYON CREDIT CORPORATION, a Delaware corporation, as agent for the Lenders identified as Term Lenders on the signature pages to this Agreement (together with its successors and assigns in such capacity, the "Term Agent").

                                   RECITALS:

                  WHEREAS, Borrower owns 100% of the outstanding equity of seventeen Gencos (as defined below), each of which owns, or upon the construction or acquisition thereof will own, the energy generation assets relating to a Project (as defined below); and

                  WHEREAS, Borrower has requested that the Lenders provide a portion of the financing for the construction or acquisition of the Projects and the Lenders are willing to do so on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in order to induce the Lenders to provide such financing, the parties hereto covenant and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                  Capitalized terms used and not otherwise defined in this Agreement have the meanings given to those terms in Schedule X hereto, and the rules of construction set forth in Schedule X govern this Agreement.

                                   ARTICLE II
                                   THE LOANS

                  Section 2.1  Commitments.

                  (a) Construction/Acquisition Loan Commitments and Term Loan Commitments. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, (i) each Construction/Acquisition Lender severally agrees to make the Construction/Acquisition Loans to Borrower in an aggregate amount not to exceed its Pro Rata Share of the Aggregate Construction/Acquisition Loan Commitment and (ii) each Term Lender severally agrees to make the Term Loans to Borrower in an aggregate amount not to exceed its Pro Rata Share of the Aggregate Term Loan Commitment.

                  (b) Separate Obligations. Each Lender will fund its Pro Rata Share of the Construction/Acquisition Loans and of the Term Loans simultaneously with the other Lenders at the times designated by the applicable Agent pursuant to Section 2.2(d); provided, that the failure of any Lender to fund its Pro Rata Share of a Loan will not affect the obligation of any other Lender to fund its Pro Rata Share of such Loan. No Lender will be responsible for a default by any other Lender in funding its Pro Rata Share of a Loan nor will any Commitment of any Lender be increased or decreased by reason of any such default.

                  (c) Lender Assurances. Notwithstanding any provision to the contrary contained in Section 2.1(b), Lyon Credit Corporation, in its capacity as a Term Lender, agrees, upon any failure by any other Term Lender to fund such Term Lender's Pro Rata Share of a Term Loan pursuant to Section 2.2(d), to fund such other Term Lender's Pro Rata Share of a Term Loan and, if necessary, Lyon Credit Corporation's Commitment will be deemed to have been increased to accommodate such funding, but not in such an amount as to exceed the Aggregate Term Loan Commitment.

                  Section 2.2 Funding of the Loans.

                  (a)      The Construction/Acquisition Loans.

                           (i) Borrower may request one or more
         Construction/Acquisition Loans relating to one or more Projects to be made on a Construction/Acquisition Loan Date by complying with the following procedure:

                                    (A) First, Borrower will give the
                  Construction/Acquisition Agent at least fifteen (15) Business Days' prior written notice of Borrower's intent to borrow one or more Construction/Acquisition Loans. Such notice will not be binding on Borrower and will (1) specify the proposed Funding Date (which must be a Construction/Acquisition Loan
                  Date), (2) specify the amount and uses of each requested Loan, which shall be in accordance with Section 2.7, and (3) include the certificate and report of the Engineer required by Sections 3.2(a)(iii) and 3.2(a)(ix) and copies of all documents necessary to satisfy the other conditions precedent contained in Section 3.2.

                                    (B) Second, if the Construction/Acquisition
                  Agent does not notify Borrower within ten (10) Business Days after its receipt of the notice given to it pursuant to
                  Section 2.2(a)(i)(A) that a condition precedent contained in
                  Section 3.2 has not been satisfied, then Borrower may deliver to the Construction/Acquisition Agent a Notice of Borrowing, which will be binding on Borrower and will (1) specify the Funding Date (which must be a Construction/Acquisition Loan Date and will be at least five (5) Business Days following the Construction/Acquisition Agent's receipt of the Notice of Borrowing or such shorter time period as the Construction/Acquisition Agent may permit in its sole discretion) and (2) specify the Interest Period for the requested Construction/Acquisition Loans. Borrower may specify only one Interest Period for Construction/Acquisition Loans that are made on a Funding Date and such Interest Period may be one (1), two (2), three (3), six (6), nine (9) or twelve (12) months in duration; provided, that no Interest Period may extend after October 30, 1998.

                           (ii) Each Construction/Acquisition Loan will be in an initial principal amount not greater than ninety percent (90%) of the aggregate amount of the Qualified Project Construction Costs or Qualified Project Acquisition Costs, as applicable, relating to a Project and evidenced by the invoices delivered to the Engineer pursuant to Sections 3.2(a)(ii) and (iii). Each Construction/Acquisition Loan will mature on its respective Construction/Acquisition Loan Maturity Date, unless payment thereof is due prior to such date by acceleration, mandatory prepayment or otherwise and unless payment of a portion thereof is agreed to be due on October 30, 1998 pursuant to Section 2.2(g).

                  (b) Construction/Acquisition Loans to Pay Interest, Fees and Expenses. On each Business Day during the Construction/Acquisition Loan

Period on which interest, fees or expenses are due and payable and are not otherwise paid or provided for, Borrower hereby irrevocably authorizes the Construction/Acquisition Lenders, in their sole discretion, to make Construction/Acquisition Loans to Borrower in the aggregate amount of all interest, fees and expenses then due and payable and hereby irrevocably authorizes the Construction/Acquisition Agent to apply the proceeds of such Loans to the payment of such interest, fees and expenses. The Construction/Acquisition Lenders have no obligation to make a Loan for the purposes stated in this Section 2.2(b). No Loan will be made pursuant to this
Section 2.2(b) if an Event of Default has occurred and is continuing.

                  (c)      The Term Loans.

                           (i) Borrower may request one or more Term Loans relating to one or more Projects to be made by complying with the following procedure:

                                    (A) First, Borrower will notify in writing
                  the Construction/Acquisition Agent, the Term Agent and the Engineer at least fifteen (15) days prior to the commencement of the performance tests required to achieve Completion of each Project that is the subject of a proposed Term Loan; provided, that Borrower may not give more than one such notification per calendar month.

                                    (B) Second, following the successful
                  completion of the tests described in Section 2.2(c)(i)(A), Borrower will give the Construction/Acquisition Agent and the Term Agent at least twenty (20) Business Days' prior written notice of Borrower's intent to borrow one or more Term Loans relating to the completed Project or Projects. Such notice will not be binding on Borrower and will (1) specify the proposed Funding Date, (2) specify the amount and uses of each requested Term Loan, which shall be in accordance with
                  Section 2.7, and (3) include the report of the Engineer required by Section 3.3(a)(x) and copies of all documents necessary to satisfy the other conditions precedent contained in Section 3.3 and, if appropriate, Section 3.4.

                                    (C) Third, within ten (10) Business Days of
                  its receipt of the notice and documents described in Section 2.2(c)(i)(B), the Term Agent will notify Borrower in writing of the satisfaction (or waiver) of the conditions precedent to the making of the requested Term Loan or Loans contained in Section 3.3 or, if such conditions precedent have not been satisfied (or waived), the

                  Term Agent will notify Borrower of the deficiencies. If the conditions precedent have not been satisfied (or waived), Borrower may provide such information and documentation as is necessary to satisfy such conditions precedent and the Term Agent will promptly review such information and documentation and notify Borrower in writing of its determination.

                                    (D) Fourth, after receiving notification
                  from the Term Agent that the conditions precedent to the requested Term Loans have been satisfied or waived, Borrower may deliver to the Term Agent a Notice of Borrowing, which will be binding on Borrower and will (1) specify the Funding Date (which will be at least five (5) Business Days following the Term Agent's receipt of the Notice of Borrowing) and (2) specify the Construction/Acquisition Loan or Loans that are to be converted.

                           (ii) Irrespective of the aggregate principal amount of the Construction/Acquisition Loan or Loans relating to a single Project that a Term Loan replaces, the initial principal amount of a Term Loan will not be greater than the least of (x) an amount equal to the present value (discounted at the Interest Rate applicable to such Term Loan for a period not to exceed ten (10) years) of two-thirds (66.7%) of the Net Operating Cash projected by the Closing Pro Forma (as updated in preparation for the making of the Term Loan based upon the results of the performance testing of the relevant Project and the information contained in the report of the Engineer) to be produced by the Project corresponding to such Term Loan, (y) an amount equal to seventy percent (70%) of the sum of the cost to construct or acquire such Project, actual reimbursed development expenses, interest on the corresponding Construction/Acquisition Loan, related Closing Costs and all other reasonable costs of Borrower and the Affiliates associated with the acquisition or construction and financing of the Project corresponding to such Term Loan and (z) an amount equal to the remaining amount available under the Aggregate Term Loan Commitment.

                           (iii) Each Term Loan will mature on its respective Term Loan Maturity Date, unless payment thereof is due prior to such date by acceleration, mandatory prepayment or otherwise.

                  (d) Funding Procedure. Promptly after receipt of a Notice of Borrowing relating to a Construction/Acquisition Loan or a Term Loan, the applicable Agent will notify each applicable Lender of the proposed Loan or Loans and of such Lender's Pro Rata Share thereof, and each applicable Lender will make available to the applicable Agent at such Agent's main office in

Stamford, Connecticut, or New York Branch, as the case may be, such Lender's Pro Rata Share of the proposed Loan or Loans in immediately available funds no later than 10:00 a.m., New York City time, on the Funding Date. Upon satisfaction or waiver of the applicable conditions precedent set forth in
Article III, the applicable Agent will disburse all such amounts made available to it by the Lenders to or for the benefit of Borrower; provided, that in the case of the funding of a Construction/Acquisition Loan, the Construction/Acquisition Agent will disburse to or for the benefit of Borrower only ninety percent (90%) of the requested Loan amount and will retain the remaining ten percent (10%) (the "Construction/Acquisition Holdback Amount") as Collateral to be released to Borrower upon the Term Loan Conversion Date relating to such Construction/Acquisition Loan after payment to the Construction/Acquisition Lenders of accrued interest on such Construction/Acquisition Loan; provided, further, that the proceeds of a Term Loan that results from the conversion of a Construction/Acquisition Loan will be paid first to the Construction/Acquisition Agent in the amount of the aggregate of all unpaid principal and interest of, and fees corresponding to, the Construction/Acquisition Loans that are being converted, and the balance of the proceeds of such Term Loan, if any, will be paid to or for the benefit of Borrower; provided, further, that if pursuant to the restrictions on the initial principal amount of a Term Loan contained in Section 2.2(c)(ii), the principal amount of the Term Loan replacing a Construction/Acquisition Loan is not sufficient to pay in full the outstanding principal amount of the Construction/Acquisition Loan, then the Construction/Acquisition Agent shall apply the Construction/Acquisition Holdback Amount to pay the remaining balance of the Construction/Acquisition Loan in full and then shall release the remaining portion, if any, of the Construction/Acquisition Holdback Amount to Borrower in accordance with the first proviso of this sentence. Unless a Lender has notified the applicable Agent prior to the Funding Date of a Loan that such Lender does not intend to make available its Pro Rata Share of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the Funding Date and the Agent may, in its sole discretion, make available to Borrower a corresponding amount on the Funding Date; provided, that the Agent has no obligation to make available to Borrower any amount not actually received from the Lenders. If an Agent makes available to Borrower any Loan amount not received from a Lender, the Agent will be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the Funding Date that such amount remains unpaid at the customary rate set by the Agent for the correction of errors among banks. If the defaulting Lender does not pay such amount forthwith upon demand by the Agent, the Agent will promptly notify Borrower and Borrower will immediately pay such amount to the Agent, together with interest on such amount at the applicable Interest Rate for each day from the Funding Date that such amount remains unpaid. Any such payment by Borrower will not be deemed a prepayment for purposes of Section 2.8. Each Lender agrees that if it fails to make available or to reimburse an Agent for any amount made available by the Agent on its behalf, it will have no interest in such amount and hereby assigns all of its right, title and interest in such amount to any assignee designated by the Agent. Nothing in this paragraph will be deemed to relieve any Lender of its obligation to fulfill its Commitments hereunder or prejudice any right Borrower may have against any Lender as a result of any default by such Lender.

                  (e) Continuation of Construction/Acquisition Loans. At least five (5) Business Days prior to the end of each Interest Period of each Construction/Acquisition Loan, Borrower may request in a written notice delivered to the Construction/Acquisition Agent that a Construction/Acquisition Loan be continued with an Interest Period specified by Borrower; provided, that no Interest Period may extend beyond October 30, 1998. Such written notice will specify (i) the proposed date of continuation, (ii) the Construction/Acquisition Loan or Loans being continued and (iii) the new Interest Period for each Construction/Acquisition Loan being continued. A Construction/Acquisition Loan may be continued or converted only at the end of its Interest Period. If Borrower does not deliver such a request to the Construction/Acquisition Agent, the Construction/Acquisition Agent will continue each Construction/Acquisition Loan with the same Interest Period; provided, that if such same Interest Period would extend beyond October 30, 1998, then the Construction/Acquisition Agent will continue the Construction/Acquisition Loan with the longest possible Interest Period that does not extend beyond October 30, 1998.

                  (f) Notices of Borrowing. Each Notice of Borrowing will be irrevocable.

                  (g) Option to Extend Maturity Date of Portion of Construction/Acquisition Loan. If, pursuant to the restrictions on the initial principal amount of a Term Loan contained in Section 2.2(c)(ii), the principal amount of a Term Loan replacing a Construction/Acquisition Loan, plus the amount of the Construction/Acquisition Holdback Amount applied pursuant to
Section 2.2(d) is not sufficient to pay in full the outstanding principal amount of the Construction/Acquisition Loan, and provided that the long-term unsecured debt of Guarantor is rated BBB - or higher by Standard & Poor's, then Borrower may at its option choose to extend the maturity date of such unpaid principal amount of the Construction/Acquisition Loan until October 30, 1998 with one or more Interest Periods (not extending beyond October 30, 1998) chosen by Borrower in accordance with Section 2.2(e) and 2.3(b).

                  Section 2.3  Interest.

                  (a)      Interest Rates.

                           (i) Each Loan will bear interest on the unpaid principal amount thereof from the date made to but excluding maturity (whether at stated maturity, by acceleration, because of mandatory prepayment or otherwise) at the following rates:

                                    (A) each Construction/Acquisition Loan will
                  bear interest during each Interest Period applicable thereto at a rate per annum equal to LIBOR as determined for such Interest Period plus one hundred (100) basis points, computed on each date on which interest is due on any Construction/Acquisition Loan on the basis of a year of 360 days for the actual number of days elapsed; and

                                    (B) subject to adjustment pursuant to
                  Section 2.3(a)(iv), each Term Loan will bear interest at a fixed rate per annum equal to nine and thirty-five one-hundredths percent (9.35%), payable on the basis of a year of 360 days for the actual number of days elapsed.

                           (ii) LIBOR during a particular Interest Period will be determined by the Construction/Acquisition Agent on the Interest Rate Determination Date with respect to such Loan on the basis of the Interest Period and the amount of the Loan.

                           (iii) Each determination by an Agent of the Interest Rate applicable to any Loan pursuant to this Section 2.3(a) will be conclusive and binding on the parties absent manifest error, in which case the Interest Rate will be corrected and all payments of Borrower affected by the incorrect Interest Rate determination will be appropriately adjusted.

                           (iv) The Interest Rate applicable to each Term Loan will be increased as necessary as of October 30, 1998, to reflect any increased cost to the Term Agent and the Term Lenders resulting from any variation between the actual Funding Dates of the Term Loans and the projected Funding Dates of the Term Loans contained in the Closing Pro Forma as of the Closing Date. The Interest Rate will be increased in an amount sufficient to reimburse the Term Agent and the Term Lenders for any increased cost to any of them arising from the contracts or other arrangements entered into by the Term Agent and the Term Lenders with Credit Lyonnais New York Branch or any other Person to provide a fixed rate of interest on the Term Loans. Should Borrower and the Term Lenders be unable to agree on the increase in the Interest Rate, then Borrower and the Term Lenders shall appoint a firm of independent certified public accountants (which shall be a "Big 6" firm and which shall not at the time have an accounting relationship with any of Borrower, the Term Agent and the Term Lenders) to determine the appropriate increase in the Interest Rate, and the fees of such accounting firm shall be paid one-half by Borrower and one-half by the Term Lenders.

                  (b)      Interest Periods.

                           (i) Each Interest Period with respect to a Construction/Acquisition Loan (A) will begin on and include the day on which such Loan is made, or the day on which such Loan is continued (which will be the day after the last day of the Interest Period of the continued Loan) and (B) will not extend beyond October 30, 1998.

                           (ii) Subject to Section 2.3(b)(i), (A) Borrower may select an Interest Period of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months, (B) an Interest Period that would otherwise end on a day that is not a LIBOR Business Day will end on the next succeeding LIBOR Business Day, unless such day falls in the next calendar month, in which case such Interest Period will end on the next preceding LIBOR Business Day, and (C) an Interest Period that begins on the last LIBOR Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, will end on the last LIBOR Business Day of the calendar month at the end of such Interest Period.

                  (c) Interest Payment Dates. Interest will be payable as follows:

                           (i) all accrued and unpaid interest on all outstanding Construction/Acquisition Loans will be payable in arrears on the last day of the Interest Period with respect to such Loan.

                           (ii) all accrued and unpaid interest on all outstanding Term Loans will be payable in arrears on each January 31, April 30, July 31 and October 31, commencing on the first such date following the Funding Date of the first Term Loan;

                           (iii) all accrued and unpaid interest due on any Loan will be payable in full upon the maturity (whether at stated maturity, by acceleration, because of mandatory prepayment or otherwise) or prepayment of such Loan; and

                           (iv) after maturity (whether at stated maturity, by acceleration, because of mandatory prepayment or otherwise), interest on any Loan will be payable upon demand.

                  (d) Default Interest. Overdue principal and overdue interest in respect of any Loan and any other amount payable hereunder or under any other Credit Document by Borrower or any Affiliate that is overdue will bear interest at a rate per annum (the "Default Rate") equal to two percent (2%) in excess of the rate of interest then-applicable to such Loan or, if no rate of interest is applicable to such overdue amount, the highest rate of interest applicable to any outstanding Loan. Upon the occurrence and during the continuance of an Event of Default, all Loans and all other amounts owing by Borrower and the Affiliates will bear interest at the Default Rate.

                  (e) Limitation. Notwithstanding any other provision of the Credit Documents, if the rate of interest on any obligation of Borrower or any Affiliate under any Credit Document at any time exceeds the highest rate permitted by Applicable Law, the rate of interest on such obligation will be deemed to be the highest rate permitted by Applicable Law.

                  Section 2.4 Notes. Borrower will execute and deliver to each Construction Lender on the Closing Date a Construction/Acquisition Loan Note substantially in the form of Exhibit 2.4(a) and to each Term Lender on each Term Loan Conversion Date a Term Loan Note substantially in the form of
Exhibit 2.4(b). Each Construction/Acquisition Loan Note will be dated the Closing Date, will be in the principal amount of such Construction Lender's Construction/Acquisition Loan Commitment and will evidence such Construction Lender's Pro Rata Share of the Construction/Acquisition Loans made hereunder. Each Term Loan Note will be dated the applicable Term Loan Conversion Date, will be in the principal amount of such Term Lender's Term Loan Commitment and will evidence such Term Lender's Pro Rata Share of the Term Loans made hereunder. Each Note will have other appropriate insertions and will be subject to and entitled to the benefits of the Credit Documents. On each Funding Date relating to a Construction/Acquisition Loan, each Construction/Acquisition Lender is authorized to make a notation on the schedule attached to the relevant Note indicating the date, the amount of such Lender's Pro Rata Share of such Loan and the interest rate of such Loan. The information set forth in such schedule will be prima facie evidence of the outstanding principal amount of such Note and of the interest due thereon. Failure to make any such notation will not limit or affect the obligations of Borrower under the Notes or any other Credit Document.

                           Section 2.5 Fees. Borrower will pay to the Agents
and the Lenders fees at the times and in the amounts separately agreed among them.

                  Section 2.6 Security. The Loans and all other amounts payable by Borrower and the Affiliates under this Agreement and the other Credit Documents are secured by the Collateral and are entitled to the benefits of the Security Documents.

                  Section 2.7  Use of Proceeds.

                  (a) Construction/Acquisition Loans. The proceeds of the Construction/Acquisition Loans may be used only to pay (i) Qualified Project Construction Costs and Qualified Project Acquisition Costs actually incurred in strict compliance with the Construction/Acquisition Budgets and the Credit Documents and evidenced by the invoices therefor delivered to the Engineer pursuant to Sections 3.2(a)(ii) and (iii), and (ii) interest, fees and other expenses payable pursuant to Section 2.2(b), Section 2.5 and Section 8.11.

                  (b) Term Loans. The proceeds of each Term Loan may be used only to (i) repay the outstanding principal of and interest on all Construction/Acquisition Loans made with respect to the Project that is the subject of the Term Loan, (ii) fund the Debt Service Reserve Account to the level then-required by the Disbursement Agreement, (iii) pay fees payable to a Lender or an Agent pursuant to Section 2.5 and (iv) pay Closing Costs relating to such Term Loan, and, to the extent such proceeds are not sufficient to pay in full all of the amounts described in the preceding clauses (i) through (iv), such proceeds will be applied first to the amounts described in clause (i), second to the amounts described in clause (ii), third to the amounts described in clause (iii) and fourth to the amounts described in clause (iv) until all of such proceeds have been disbursed. Any amount described in clauses (i) through
(iv) of the preceding sentence not paid with the proceeds of a Term Loan will continue to be obligations of Borrower hereunder that mature on October 30, 1998 and will be payable in accordance with the terms of this Loan Agreement.

                  (c) No Working Capital. Borrower may not use any portion of any Loan for working capital, to provide working capital to any other Person or for distributions to officers or shareholders of Borrower or any other Person.

                  Section 2.8  Repayment of Principal.

                  (a) Generally. Borrower shall make principal payments on the dates and in the amounts listed in Schedule I attached to each Term Loan Note. The Loans are not revolving in nature and any amount repaid or prepaid may not be reborrowed and will reduce the amount of the relevant Commitment.

                  (b) Optional Prepayments. Borrower has the right on any date on which interest or principal is due under this Agreement to prepay any Term Loan in whole or in part; provided, that (i) Borrower must give the Term
Agent at least thirty (30) days' prior irrevocable notice of any such prepayment specifying the date of prepayment, the aggregate principal amount being prepaid and the specific Term Loan or Loans being prepaid and in what principal amounts, (ii) Borrower must also pay all accrued interest on all amounts being prepaid, (iii) any partial prepayment of a Term Loan must be in a minimum principal amount of two million Dollars ($2,000,000) and integral multiples of five hundred thousand Dollars ($500,000) in excess of such amount and (iv) Borrower must pay to the Term Lenders the prepayment fee described in
Section 2.8(d). Borrower has no right to voluntarily prepay a Construction/Acquisition Loan.

                  (c)      Mandatory Repayments.

                           (i) The entire principal amount of all outstanding Loans will be immediately due and payable upon maturity (whether at stated maturity, by acceleration or otherwise).

                           (ii) Borrower and the Affiliates will use all Delay Damages with respect to a Project received prior to the Term Loan Conversion Date corresponding to such Project to pay Qualified Project Construction Costs or Qualified Project Acquisition Costs for such Project (or, if no further Qualified Project Construction Costs or Qualified Project Acquisition Costs are incurred by such Project, for any other Project) prior to the funding of any further Construction/Acquisition Loan. Borrower will apply all Delay Damages remaining after the payment of all Qualified Project Construction Costs and Qualified Project Acquisition Costs with respect to all Projects in the manner provided in Section 2.9(c).

                           (iii) Immediately upon receipt by Borrower or any Affiliate of any distribution of (A) Net Insurance Proceeds with respect to a Project and either (1) such Net Insurance Proceeds exceed the five percent (5%) threshold contained in Section 5.1(p)(vi) or (2) such Net Insurance Proceeds do not exceed the five percent (5%) threshold but are not permitted to be retained by Borrower for application in accordance with Section 5.1(p)(vi) or Borrower determines not to apply such Net Insurance Proceeds in a manner permitted by Section 5.1(p)(vi), or (B) the proceeds of any sale, transfer or disposition of any Project or any Project asset not specifically permitted by Section 5.2(b), Borrower will prepay the then-outstanding Loans relating to such Project in an amount equal to
         (x) the entire outstanding principal amount of the Construction/Acquisition Loans attributable to such Project as indicated on Schedule I to the Construction/Acquisition Loan Note or
         (y) the entire outstanding principal amount of the Term Loan Note relating to such Project, as the case may be, and such prepayment will be applied in the manner provided in Section 2.9(c).

                           (iv) In addition, if any Project Document is amended or terminated in a manner that results in a cash payment of ten thousand Dollars ($10,000) or more to Borrower or any Affiliate, then Borrower will prepay the then-outstanding Loans relating to such Project in the amount of such proceeds and such prepayment shall be applied in the manner provided in Section 2.9(c).

                           (v) In addition, if Borrower or any Affiliate ceases to be a controlling person of any Project, then Borrower will prepay the then-outstanding Loans relating to such Project in an amount equal to (A) the entire outstanding principal amount of the Construction/Acquisition Loans attributable to such Project as indicated on Schedule I to the Construction/Acquisition Loan Note or
         (B) the entire outstanding principal amount of the Term Loan Note relating to such Project, as the case may be and such prepayment shall be applied in the manner provided in Section 2.9(c).

                  (d) Prepayment Fee. In connection with (i) any voluntary prepayment, (ii) any mandatory prepayment pursuant to Section 2.8(c)(iii), (iv) or (v), or (iii) any payment of a Loan resulting from any exercise of remedies by any Agent or Lender under any Credit Document following the occurrence of an Event of Default, Borrower shall pay to the applicable Agent a prepayment fee equal to the greater of the Reinvestment Loss Amount and the amount determined pursuant to the following table as liquidated damages and compensation for the costs of the Lenders (and the applicable Agent will distribute such prepayment fee according to the Pro Rata Shares of the applicable Lenders):

                                                        Penalty as a % of
Date of Prepayment                                  Prepaid Principal Amount
------------------                                  ------------------------
From the Closing Date or the applicable Term                   2%
Loan Conversion Date, as the case may be, until
the first anniversary thereof
From the first to the second anniversary of the                1%
Closing Date or the applicable Term Loan
Conversion Date, as the case may be

Notwithstanding the foregoing, if the Reinvestment Loss Amount is negative, then such negative amount will be subtracted from the prepayment penalty calculated pursuant to the above table.

                  Section 2.9  Payments.

                  (a)      Method of Payment.

                           (i) All payments by Borrower or any Affiliate under any Credit Document will be made in immediately available funds in U.S. Dollars to the applicable Agent at its main office in Stamford, Connecticut, or its New York Branch, as the case may be, for its account or for the accounts of the applicable Lenders, as the case may be. Borrower must give the applicable Agent telephone notice of any payment to be made hereunder by noon, New York, New York, time and all such payments must be received no later than 1:00 p.m., New York, New York, time, on the date due and must be made in full without defense, set-off or counterclaim of any kind and without any requirement of presentment, notice or demand. In the absence of timely notice and receipt, such payment shall be deemed to have been made on the next succeeding Business Day. Subject to the requirements of Section 2.3(c), whenever any payment to be made hereunder or under any other Credit Document is stated to be due on a day that is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day and such extension of time will be included in the computation of such payment.

                           (ii) Notwithstanding the provisions of Section 2.9(a)(i) to the contrary, for so long as the Disbursement Agreement remains in full force and effect and provided sufficient funds are available for application in accordance with the terms and conditions hereof and thereof, Borrower authorizes and consents to make, and the Agents and the Lenders agree to receive, any and all payments required to be made hereunder through operation of the relevant provisions of the Disbursement Agreement.

                  (b) Currency of Payment. All payments under the Credit Documents must be made in U.S. Dollars and no payment obligation will be deemed to have been novated, satisfied or discharged by the tender of any currency other than U.S. Dollars or recovery under a judgment expressed in a currency other than U.S. Dollars unless such tender or recovery will result in the effective payment in full of such obligation in U.S. Dollars at the place indicated in Section 2.9(a). The amount, if any, by which any tender or recovery fails to result in such payment in full will remain due and payable hereunder as a separate obligation of Borrower or the applicable Affiliate, unaffected by any action of Borrower or any Affiliate or judgment obtained.

                  (c) Application of Payments. All payments received by the Agents and the Lenders pursuant to Section 2.8(b) or (c) will be applied in the following order of priority:

                           (i) to the payment of all accrued interest on the Loan that is to be prepaid;

                           (ii) to the payment or reimbursement of all costs, expenses, Taxes and other amounts payable pursuant to Sections 2.10,
         8.11 and 8.12;

                           (iii) to the payment of all fees payable pursuant to
         Section 2.5;

                           (iv) to the payment of the principal of the Loan designated for prepayment in the inverse order of maturity; and

                           (v) to the payment or reimbursement of all other amounts due to either Agent or any Lender hereunder or under any other Credit Document.

All payments applied to interest on or principal of any Loan will be paid to the Lenders in proportion to their respective Pro Rata Shares of such Loan. All payments applied to any other category of obligation set forth above will be paid to the various payees within such category in proportion to the respective amounts due to them.

                  Section 2.10  Increased Costs and Unavailability.

                  (a)      Taxes.

                           (i) All payments made by Borrower and the Affiliates under the Credit Documents will be made free and clear of, and without deduction or withholding for, any present or future Tax, and Borrower will pay, either directly (with respect to Taxes of which Borrower has independent knowledge) or through reimbursement pursuant to Section 2.10(a)(ii), all Taxes in respect of payments under the Credit Documents other than Lender Income Taxes (collectively, "Reimbursable Taxes"), and all costs and liabilities incurred by each Agent and each Lender (each, an "Affected Party") in connection therewith.

                           (ii) Borrower will reimburse each Affected Party, on demand given pursuant to Section 2.10(g)(i), for any Reimbursable Tax paid by such Affected Party on an after-tax basis so that such Affected Party (A) receives the full amount payable to it under the Credit Documents and (B) is made whole after taking into account all income taxes it will owe on the reimbursement payment (assuming that such payment is subject to taxation at the highest marginal rate applicable to such Affected Party). Each Affected Party will have the absolute right to arrange its tax affairs in whatever manner it deems appropriate and no Affected Party will be obligated to claim any particular deduction, credit or other benefit.

                           (iii) If Borrower is prohibited or prevented (by Law or otherwise) from making any payment to an Affected Party required under Section 2.10(a)(ii), then the amount of the payment due to such Affected Party under the Credit Documents will be increased by the amount necessary to insure that such Affected Party will receive the full amount payable to it under the Credit Documents.

                           (iv) Within thirty (30) days after the date on which any Reimbursable Tax (of which Borrower has independent knowledge or has become aware of by a notice from an Affected Party delivered in accordance with Section 2.10(g)(i)) is due, Borrower will furnish to the applicable Affected Parties official receipts or notarized copies thereof evidencing payment of such Reimbursable Tax.

                           (v) Each of the Agents and the Lenders agrees to deliver to Borrower all forms and documents necessary to establish any exemption from withholding for Taxes to which it is entitled. Any Person that becomes the successor holder of a Note will deliver the forms and documents required under this Section 2.10(a)(v).

                  (b) Capital Adequacy, Reserve Requirements. If a Lender determines that any Law enacted or effective after the Closing Date, any change in Law effective after the Closing Date, any change in the interpretation or administration of any Law effective after the Closing Date, or compliance with any directive, guideline or request from any Government Instrumentality effective after the Closing Date (whether or not having the force of Law) has the effect of (i) requiring an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender or (ii) imposing or modifying any reserve, special deposit, compulsory loan or similar requirement relating to any loan, extension of credit or other asset of, or any deposit with or other liability of, such Lender, and such Lender determines that such increase, imposition or modification is based, in whole or in part, upon its obligations hereunder, Borrower will either (x) pay to such Lender an amount certified by such Lender to be the amount necessary to preserve the return on equity originally anticipated to be realized by such Lender as a result of the Loans made hereunder or (y) prepay the Loans made by such Lender in the aggregate amount certified by such Lender to be the amount necessary to prevent such Lender from being subject to such increase, imposition or modification. Any prepayment pursuant to this Section 2.10(b) will not cause Borrower to owe a prepayment fee pursuant to Section 2.8(d) or otherwise, but such prepayment shall be applied in the manner provided in Section 2.9(c).

                  (c) Increased Costs. Borrower will pay to each Lender, upon demand, such amounts as such Lender from time to time determines to be necessary to compensate such Lender for any cost incurred by such Lender or any reduction in the amount received or receivable by such Lender under the Credit Documents, resulting from any Law enacted or effective after the Closing Date, any change in Law effective after the Closing Date, any change in the interpretation or administration of any Law effective after the Closing Date, or compliance with any directive, guideline or request from any Government Instrumentality effective after the Closing Date (whether or not having the force of Law) that:

                           (i) subjects such Lender to any Tax (other than Lender Income Taxes or Taxes applicable either (A) solely to such Lender and no other Person or (B) solely to lenders active in the project finance market) or changes the basis of taxation of any amount payable to such Lender under the Credit Documents (other than with respect to Lender Income Taxes); or

                           (ii) imposes any other cost or condition affecting the cost of making a Loan or maintaining a Commitment; provided, that Borrower's obligation under this Section 2.10(c) shall not affect the obligations of the Affected Parties under Sections 2.10(g)(ii) and
         (iii).

                  (d) Funding Losses. Borrower will compensate each Lender, upon demand, for any loss, cost or liability (including interest paid by such Lender on funds borrowed to make, continue or convert a Loan and losses sustained in liquidating deposits and in the re-employment of funds) incurred as a result of:

                           (i) repayment (including repayment due to acceleration) of a Loan on a date other than the last day of an Interest Period (in the case of a Construction/Acquisition Loan) or the applicable Term Loan Maturity Date (in the case of a Term Loan);

                           (ii) failure of Borrower to borrow a Loan on the Funding Date therefor notified to the applicable Agent in a Notice of Borrowing; or

                           (iii) failure of Borrower to repay a Loan when due (whether at stated maturity, by acceleration, because of mandatory prepayment or otherwise) or on the date specified therefor in a notice delivered pursuant to Section 2.8(b).

                  (e) Unavailability. In the event that on or before any Interest Rate Determination Date a Construction/Acquisition Lender determines that:

                           (i) U.S. Dollar deposits are not being generally offered in the London interbank market,

                           (ii) adequate and fair means do not exist for ascertaining interest rates by reference to LIBOR, or

                           (iii) LIBOR does not represent the cost to such Construction/Acquisition Lender of funding or maintaining a requested Construction/Acquisition Loan or effective pricing to such Construction/Acquisition Lender for a requested
         Construction/Acquisition Loan,

then such Construction/Acquisition Lender will give prompt notice of such fact to Borrower and the Construction/Acquisition Agent and Borrower and such Construction/Acquisition Lender will promptly enter into good-faith discussions to determine an alternate reference interest rate and margin that will as nearly as possible duplicate the economic terms of this Agreement and the monetary benefit to such Lender of the Loans made and to be made by it hereunder. If Borrower and such Construction/Acquisition Lender are, after a reasonable time, unable to agree on an alternate reference interest rate and margin, then, at the election of such Construction/Acquisition Lender, such Construction/Acquisition Lender's obligation to make Construction/Acquisition Loans will be immediately suspended.

                  (f) Illegality. If a Lender determines that any Law enacted or effective after the Closing Date, any change in Law effective after the Closing Date, any change in the interpretation or administration of any Law effective after the Closing Date, or compliance by such Lender with any directive, guideline or request (whether or not having the force of Law) of any Government Instrumentality effective after the Closing Date makes it unlawful or impossible for such Lender to fund or maintain Loans, then upon notice to Borrower by such Lender the obligation of such Lender to fund Loans will be suspended. In addition, the outstanding principal amount of such Lender's portion of all Loans, together with interest accrued thereon and all other amounts payable with respect thereto, will be repaid immediately upon demand of such Lender if such Lender determines that immediate repayment is required or, if such Lender determines that immediate repayment is not required, in the case of Construction/Acquisition Loans, at the end of the respective Interest Periods of such Construction/ Acquisition Loans. In the event of repayment of a Construction/Acquisition
Loan pursuant to this Section 2.10(f) prior to the end of its Interest Period, Borrower will compensate the Construction/Acquisition Lenders for all losses, costs and liabilities described in Section 2.10(d). Any prepayment pursuant to this Section 2.10(f) will not cause Borrower to owe a prepayment fee pursuant to Section 2.8(d) or otherwise, but such prepayment shall be applied in the manner provided in Section 2.9(c). Notwithstanding the foregoing, prior to demanding prepayment of a Loan pursuant to this Section 2.10(f), each Lender affected by the conditions described in this Section 2.10(f) agrees to work in good faith with Borrower to restructure their respective obligations under this Agreement in such a manner as to preserve such Lender's economic return and to eliminate or minimize the need for a Loan to be prepaid.

                  (g)      Notice and Mitigation; Return of Fees.

                           (i) Upon the occurrence of an event that entitles an Affected Party to compensation, reimbursement or indemnification pursuant to this Section 2.10, such Affected Party will give Borrower prompt notice of such event and, if applicable, the date compliance with this Section 2.10 is required.

                           (ii) Except as specifically provided in this Section 2.10, each Affected Party will take reasonable measures to avoid the need for, or reduce the amount of, compensation, reimbursement or indemnification pursuant to this Section 2.10; provided, that no Affected Party will be required to take any measure that, in its judgment, would be disadvantageous to it, contrary to its policies or inconsistent with its legal and regulatory position.

                           (iii) If any Tax or other charge of a type not generally imposed on lenders making loans of the types contemplated by this Agreement is imposed on payments to any Lender and Borrower is obligated hereunder to compensate such Lender for such Tax or other charge, Borrower may, within ten (10) days after receipt of notice of such Tax or other charge, request that such Lender assign its portion of the affected Loan or Loans to another Person acceptable to such Lender, and such Lender will use reasonable efforts to negotiate such an assignment.

                           (iv) The Term Agent hereby agrees with Borrower that, upon any demand for repayment of all of the Loans and payment of such Loans and other amounts in accordance with Section 2.10(f), if such repayment occurs prior to the first anniversary of the Closing
         Date, the Term Agent will return to Borrower a portion of the total fees paid by Borrower to the Term Agent on the Closing Date pursuant to Section 2.5, such portion to be calculated by multiplying the aggregate amount of such fees by a fraction, not less than zero, the numerator of which is (x) 12 less (y) the number of whole or partial calendar months that have elapsed since the Closing Date and the denominator of which is 12. Notwithstanding the foregoing, if a repayment described in the preceding sentence occurs solely due to the gross negligence or willful misconduct of the Term Agent at any time during the term of this Agreement, then the Term Agent will return to Borrower a portion of the initial fee (but not the agency fee) paid by Borrower to the Term Agent on the Closing Date, such portion to be calculated by multiplying the amount of such initial fee by a fraction (not less than zero), the numerator of which is (x) 10 less (y) the number of whole or partial calendar years that have elapsed since the Closing Date and the denominator of which is 10.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions Precedent to the Closing Date. The obligation of each Lender to make available its respective Commitment is subject to the satisfaction of each of the following conditions precedent:

                  (a) The Agents and the Lenders have received each of the following, in each case in form and substance satisfactory to the Agents and the Lenders:

                           (i) each Credit Document required by the Lenders in their sole discretion to be delivered on the Closing Date, executed and delivered by each of the parties thereto;

                           (ii) judgment lien, tax lien and UCC searches, and such other searches of the records of Government Instrumentalities as the Lenders may require, performed with respect to Borrower and the Affiliates in all relevant jurisdictions;

                           (iii) the legal opinion of Borrower's Counsel in the form of Exhibit 3.1(a)(iii);

                           (iv) the legal opinion of Lenders' Counsel;

                           (v) such other legal opinions as the Agents or the Lenders may require;

                           (vi) certified copies of:

                                    (A) the Organizational Documents of
                  Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates;

                                    (B) good standing certificates with respect
                  to Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates dated no earlier than thirty (30) days before the Closing Date;

                                    (C) incumbency certificates for the
                  signatories of Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates and resolutions of Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates approving the Documents and the transactions contemplated thereby;

                                    (D) unaudited financial statements of NEO
                  for the fiscal year ended December 31, 1996 and all subsequent quarterly financial statements available on the Closing Date, the most recent unaudited financial statements of Borrower available on the Closing Date, and pro forma balance sheets of the Affiliates as of the Closing Date; and

                                    (E) all Project Documents in effect on the
                  Closing Date and which are listed in Schedule I as having been executed;

                           (vii) certificates of officers of Guarantor, NEO, Generation II Locomotives, Borrower and each Affiliate certifying that:

                                    (A) all Documents executed by such Person
                  on or prior to the Closing Date are in full force and effect, such Person and, to the best knowledge of such Person after due inquiry, the Project Parties are in compliance with all covenants and provisions thereof, and no breach or event of default (or any event that would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document;

                                    (B) all representations and warranties of
                  such Person contained in the Documents are true, correct and complete;

                                    (C) all financial statements and
                  information relating to such Person provided to the Lenders, taken as a whole, are true, correct and complete; each balance sheet fairly presents the financial position of the Person to which it relates as at the date indicated and was prepared in accordance with GAAP except as specifically noted therein; no material adverse change in the condition or operation, financial or otherwise, of such Person has occurred since July 31, 1997; and the financial statements (including any notes thereto) provided to the Lenders disclose all liabilities, contingent or otherwise, of such Person; and

                                    (D) no act, event or circumstance has
                  occurred with respect to the Projects or such Person or, to the best knowledge of such Person after due inquiry, the Project Parties which has had or could have a Material Adverse Effect or a material adverse effect on the availability or pricing of financing for the Projects;

                           (viii) copies of all Notices of Self-Certification filed with FERC with respect to the Projects;

                           (ix) copies of all Required Approvals obtained on or prior to the Closing Date by or on behalf of Borrower or the Affiliates;

                           (x) a written report of the Engineer opining favorably, to the best of the Engineer's knowledge and except as otherwise noted in such report, on the relevant technical aspects of the Projects, except as otherwise noted in the report, including without limitation historical and projected Project availability and useful life, projected operation and maintenance costs (including, that the costs of operation and maintenance of the Projects, as detailed in the Closing Pro Forma are consistent with market practice), maintenance plans and schedules, terms of the Project Documents, Required Approvals, expected landfill gas and electricity production, expected availability, net capacity degradation (if any), the ability of the Projects to comply with all conditions contained in the Required Approvals, that there is no event or anticipated event that could reasonably be expected to cause any Project not to be completed by the date contemplated in the Construction and Draw Schedules and landfill gas collection efficiencies;

                           (xi) the favorable written report of the Energy Consultant confirming the energy price and capacity payment assumptions contained in the Closing Pro Forma; and

                           (xii) the favorable written report of the Insurance Consultant confirming compliance by Borrower and the Affiliates, except as noted therein, with all requirements relating to Required Insurance contained in this Agreement.

                  (b) No act, event or circumstance has occurred (i) with respect to the Projects, Guarantor, NEO, Generation II Locomotives, Borrower or the Affiliates, (ii) in the international financial markets or (iii) otherwise which has had or could reasonably be expected to have a material adverse effect on the availability or pricing of financing for the Projects.

                  (c) All Taxes, fees and expenses required to be paid by Borrower and the Affiliates on or before the Closing Date have been paid.

                  (d) Guarantor, NEO, Borrower and the Affiliates have appointed the Process Agent to serve as process agent until the Term Loan Maturity Date and the Process Agent has accepted such appointment in writing, and a copy of such acceptance has been delivered to the Agent.

                  (e) The Lenders have prepared and analyzed the Closing Pro Forma incorporating the results of the Lenders' due diligence based on information provided by Borrower and the reports of the Lenders' counsel, the Engineer and the Energy Consultant and the terms and conditions imposed by the Project Documents, showing annual Net Operating Cash available for debt service on the Term Loans sufficient (in the Lenders' sole determination) to produce an annual debt service coverage ratio of at least 1.5 to 1 (on a per Project basis as well as for all Projects taken together) and for Borrower to comply with the financial covenants of this Agreement, including maintenance of the Minimum Coverage Ratio.

                  (f) The Organizational Documents of Borrower and the Affiliates contain bankruptcy-remote provisions satisfactory to the Lenders.

                  (g) All Documents executed by Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates on or prior to the Closing Date are in full force and effect, Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates and the Project Parties are in full compliance with all covenants and provisions thereof, and no breach or event of default (or any event that could become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document.

                  (h) All representations and warranties of Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates contained in the Documents are true, correct and complete.

                  (i) There is no pending or threatened litigation, investigation or other proceeding (i) relating to any Project (including without limitation relating to the release of any Hazardous Substance or any contingent liability of Borrower, the Affiliates, the Project Parties or the Projects in connection with the release of any Hazardous Substance) or (ii) that could materially adversely affect the condition (financial or otherwise) of Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates or the Project Parties or their ability to perform under the documents, other than the bankruptcy proceedings relating to the EPC Contractor of the Edgeboro Project and the pre-petition liens relating thereto.

                  (j) A First-Priority security interest in the Collateral that is the subject of the Security Documents in effect as of the Closing Date, has been created and perfected, and will continue to be perfected, in favor of the Lenders in all relevant jurisdictions, and there are no Liens on the Collateral other than Permitted Liens. The Term Agent has received all items of Collateral in which a security interest is perfected by possession, including stock certificates and stock powers relating thereto.

                  (k) No Project has suffered a material loss (unless such Loss has been remedied to the satisfaction of the Lenders) or is subject to pending or threatened condemnation or appropriation proceedings.

                  (l) The operations of Borrower, the Projects and the Affiliates comply and will comply, in all respects deemed material by the Lenders (including without limitation that the Projects will be able to meet the financial and construction progress projections contained in the Closing Pro Forma), with all Applicable Laws and Required Approvals.

                  (m) No order, judgment or decree of any Government Instrumentality enjoins or restrains any Agent or any Lender from entering into and performing its obligations under this Agreement.


                  Section 3.2 Conditions Precedent to the Funding of Each Construction/Acquisition Loan. The obligation of the Construction/Acquisition Lenders to fund any Construction/Acquisition Loan is subject to the satisfaction of each of the following conditions precedent:

                  (a) The Construction/Acquisition Agent and the Construction/Acquisition Lenders have received each of the following, in each case in form and substance satisfactory to the Construction/Acquisition Agent and the Construction/Acquisition Lenders:

                           (i) a Notice of Borrowing, with all attachments thereto, sent in compliance with Section 2.2(a)(i);

                           (ii) copies of all invoices, applications for payment, payment receipts and lien waivers and releases received from the EPC Contractor and other Project Parties of the Project that is the subject of the requested Loan and all major subcontractors as reasonably requested by the Construction/Acquisition Agent;

                           (iii) a certificate of the Engineer certifying that, to the best of its knowledge after due inquiry and review:

                                    (A) that all invoices, applications for
                  payments, receipts, lien waivers and releases submitted by Borrowers in connection with the Notice of Borrowing with respect to such Loan are, genuine and correct and in conformity and compliance with the applicable Construction/Acquisition Budget, Construction and Draw Schedule and EPC Contract and with the requirements of the Credit Documents and are sufficient to document the services and materials for which the Loan is being requested;

                                    (B) that construction of the Projects is on
                  or ahead of the schedules contained in the Construction and Draw Schedules and that all Qualified Project Construction Expenses are consistent with the Construction and Draw Schedules. If project schedule slippages are anticipated, updated schedules with corrective action, or revised scheduled completion dates are provided, and update budget to reflect such changes;

                                    (C) that sufficient funds remain available
                  under the Construction Draw Schedules to complete the Projects;

                                    (D) that Required Approvals capable of
                  being obtained as of the Funding Date have been obtained and that other Required Approvals that are not possible to obtain as of such date are likely to be obtained as needed in the future in the opinion of the Engineer;

                                    (E) that the Engineer is not aware of any
                  event that has occurred or is anticipated to occur that could cause a Project not to be completed on or before the projected date contained in the Construction and Draw Schedules;

                                    (F) with respect to the first
                  Construction/Acquisition Loan requested for a Project, that each Action Item listed in Schedule III relating to the Project that is the subject of the requested Construction/Acquisition Loan has been performed or accomplished to the Engineer's satisfaction;

                           (iv) copies of all Required Approvals obtained by or on behalf of Borrower, the Affiliates, the EPC Contractors or the Operators, and all Project Documents, to the extent not previously provided to the Lenders;

                           (v) with respect to the first
         Construction/Acquisition Loan requested for a Project, binders, certificates or other evidence indicating that the Lenders will immediately following the Funding Date of the requested Loan be named as (i) loss payee with respect to the property insurance and business interruption insurance policies relating to the Project that is the subject of the requested Loan and (ii) additional insureds on the general and umbrella liability insurance policies maintained by Borrower and the Affiliates, together with a letter from the Insurance Consultant certifying that the insurance maintained by Borrower and the Affiliates is adequate and consistent with industry practice;

                           (vi) (A) with respect to the first
         Construction/Acquisition Loan requested for a Project, a title report (with copies of all documents and instruments affecting title to such Site or Sites) and an ALTA prepaid policy of title insurance for the Site or Sites of the Project that is the subject of the requested Construction/Acquisition Loan issued by the Title Insurer in favor of the Lenders and insuring the First-Priority of the Lien of the Mortgage relating to such Site or Sites in an aggregate amount equal to the maximum aggregate principal amount of the Construction/Acquisition Loans anticipated to be made to such Project (as reflected in the Closing Pro Forma) (the "Title Policy"). The Title Policy shall be marked "premium paid," shall be issued subject only to Permitted Liens and shall contain modifications to the standard exceptions and such affirmative insurance and endorsements as the Construction/Acquisition Agent may require, and (B) with respect to any drawing other than the first Construction/Acquisition Loan requested for a Project, a continuation of title, pending disbursements endorsement or other suitable title endorsement issued by the Title Insurer for each Title Policy or Title Policies relating to the Project in respect of which such Construction/Acquisition Loan is requested;

                           (vii) an Environmental Review of the Site or Sites (consisting of a review of data from State and Federal environmental databases as reported by a third-party vendor, and any reports of non-compliance obtained from State environmental staff) affirming or stating that, to the best knowledge of the Engineer after due inquiry and review:

                                    (A) No material expenditure will need to be
                  made by Borrower, the applicable Affiliates, or the Project for response to any release of a Hazardous Substance,

                                    (B) None of Borrower, the applicable
                  Affiliates, or the Project are subject to any material contingent liabilities in connection with the release of any Hazardous Substance,

                                    (C) contacts with State environmental staff
                  did not identify any non compliant conditions, and

                                    (D) site visit observations did not
                  identify areas of concern.

                           (viii) with respect to the first
         Construction/Acquisition Loan requested for a Project, one or more Mortgages, executed by the Affiliate that is the owner of the Project that is the subject of the requested Construction/Acquisition Loan in favor of the Construction/Acquisition Agent and the Term Agent granting a First-Priority Lien on the Site of the Project that is the subject of the requested Construction/Acquisition Loan, together with an opinion of counsel to Borrower reasonably acceptable to the Construction/Acquisition Agent confirming (A) the enforceability of such Mortgages, (B) that such Mortgages are in due form for filing with the appropriate Government Instrumentality, (C) that the Site may be used for the purpose of constructing and operating the Project Improvements in accordance with any applicable subdivision, zoning and other land-use Laws, and (D) otherwise in form and substance reasonably satisfactory to the Construction/Acquisition Lenders;

                           (ix) with respect to the first
         Construction/Acquisition Loan requested for a Project, certified copies of the Construction/Acquisition Budget, Construction and Draw Schedule and descriptive memorandum for the Project that is the subject of the requested Construction/Acquisition Loan;

                           (x) certified copies of all Project Documents not previously delivered to the Construction/Acquisition Agent;

                           (xi) certificates of officers of Borrower and the Affiliate that owns the Project that is the subject of the requested

         Construction/Acquisition Loan, duly executed as of the Funding Date, certifying that:

                                    (A) all Documents executed by such Person
                  on or prior to the Funding Date are in full force and effect, such Person and, to the best knowledge of such Person after due inquiry, the Project Parties, are in compliance with all covenants and provisions thereof, and no breach or event of default (including any Event of Default) (or any event that would become a breach or event of default with the giving of notice or the passage of time or both) has occurred and is continuing under any such Document; and

                                    (B) all representations and warranties of
                  such Person contained in the Documents are true, correct and complete;

                           (xii) with respect to the first
         Construction/Acquisition Loan requested for a Project, a site plan (the "Site Plan") for the Project that is the subject of the requested Construction/Acquisition Loan identifying the Site for such Project and showing (A) the location of all existing improvements and the intended locations of the improvements to be constructed thereon (collectively, the "Project Improvements") and (B) that the Project Improvements for such Project are or will be located within the boundaries of the Site for such Project;

                           (xiii) with respect to the first
         Construction/Acquisition Loan requested for a Project, all documents and instruments evidencing that the Affiliate that is the owner of the Project has valid and subsisting real property interests in and to the Site for the Project that is the subject of the requested Construction/Acquisition Loan (collectively, the "Real Property Documents");

                           (xiv) to the extent not listed above, all Credit Documents required by the Construction/Acquisition Lenders in their sole discretion to be delivered on the Funding Date, executed and delivered by each of the parties thereto; and

                           (xv) such other assurances, instruments or undertakings as the Construction/Acquisition Agent or any Construction/Acquisition Lender may reasonably request.

                  (b) Such Loan is in conformity with the Construction and Draw Schedule for such Project.

                  (c) The Project Documents executed by Borrower and the Affiliates on or prior to the Funding Date of the requested Loan include all agreements required for the acquisition, development, construction, ownership and operation, as appropriate, of the Project that is the subject of the requested Loan, other than those agreements that the Construction/Acquisition Lenders do not require to be in place on such Funding Date and that the Construction/Acquisition Lenders are satisfied, on the basis of evidence provided by Borrower, will be obtainable in the ordinary course of business prior to the time required, and such Project Documents conform in all material respects with the Closing Pro Forma and are sufficient to permit the Project to operate in a manner that will neither violate the Required Approvals or the manufacturer's normal operating parameters and such that the Project will be able to achieve the net operating revenue projected in the Closing Pro Forma.

                  (d) All Documents executed by Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates on or prior to the Funding Date of the requested Loan are in full force and effect, Guarantor, NEO, Generation II Locomotives, Borrower, the Project Parties and the Affiliates are in compliance with all covenants and provisions thereof, and no breach or event of default (or any event that would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document.

                  (e) All representations and warranties of Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates contained in the Documents are true, correct and complete.

                  (f) No act, event or circumstance has occurred (i) with respect to the Projects, Guarantor, NEO, Generation II Locomotives, Borrower or the Affiliates, (ii) in the international financial markets or (iii) otherwise, including without limitation any amendment or any proposed amendment to permitting, licensing or other regulatory requirements or any Project Document, which has had or could have a Material Adverse Effect.

                  (g) There is no pending or threatened litigation, investigation or other proceeding (i) relating to any Project (including without limitation relating to the release of any Hazardous Substance or any contingent liability of Borrower, the Affiliates, the Project Parties or the Projects in connection with the release of any Hazardous Substance), (ii) that could materially adversely affect the condition (financial or otherwise) of Guarantor, NEO, Borrower and the Affiliates or (iii) that could materially adversely affect the ability of Generation II Locomotives or the Project Parties to perform under the Documents.

                  (h) All Required Approvals have been obtained except for those that are obtainable only at a later stage and which the Construction/Acquisition Lenders are satisfied, on the basis of evidence provided by Borrower, will be obtainable in the ordinary course of business prior to the time required, and all obtained Required Approvals are in full force and effect, not subject to any onerous or unusual condition and satisfactory to the Construction/Acquisition Lenders in their sole discretion.

                  (i) All Required Insurance has been obtained, all Required Insurance is in full force and effect and is not subject to cancellation and no Person other than Guarantor, NEO, Borrower, the Affiliates and the Lenders has any right or interest in, to or under any Required Insurance other than pursuant to the Project Documents.

                  (j) A First-Priority security interest in the Collateral has been created and perfected, and will continue to be perfected, in favor of the Lenders in all relevant jurisdictions, and there are no Liens on the Collateral other than Permitted Liens.

                  (k) Borrower and the Affiliates have made all Equity Contributions required to be made at or before the date of such Loan and all of such Equity Contributions has been expended for Qualified Project Construction Costs or Qualified Project Acquisition Costs, as the case may be.

                  (l) No Project has suffered a material Loss (unless such Loss has been remedied to the satisfaction of the Construction/Acquisition Lenders) or is subject to pending or threatened condemnation or appropriation proceedings.

                  (m) The operations of Borrower, the Projects and the Affiliates comply and will comply, in all respects deemed material by the Construction/Acquisition Lenders (including without limitation that the Projects will be able to meet the projections contained in the Closing Pro Forma), with all Applicable Laws and Required Approvals.

                  (n) No order, judgment or decree of any Government Instrumentality enjoins or restrains any Construction/Acquisition Lender from making the requested Loan.

                  (o) Each condition precedent set forth in Schedule II relating to each Project that is the subject of a requested
Construction/Acquisition Loan has been satisfied to the satisfaction of the Construction/Acquisition Agent and the Construction/Acquisition Lenders in consultation with the Engineer.

                  (p) The Construction/Acquisition Agent has received evidence satisfactory to it that any primary fuel supplier to each Project that is the subject of a requested Construction/Acquisition Loan, or any parent company thereof, has qualified for debt financing and is able to draw on such debt financing on terms and in amounts that the Construction/Acquisition Agent deems sufficient in its sole discretion.

                  (q) All Taxes, fees and expenses required to be paid by Borrower and the Affiliates on or before the Funding Date have been paid.

                  (r) Each of the Real Property Documents pertaining to the Site or Sites of the Project that is the subject of the requested Construction/Acquisition Loan (or memoranda thereof), the Mortgages and the Financing Statements shall have been duly recorded, published, registered and filed (or arrangements for such recording, publishing, registering and filing shall have been made), in such manner and in such places as are necessary or appropriate to publish notice thereof and protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and assigns, and all Taxes, fees and other charges in connection with such recording, publishing, registration and filing of such documents or any memoranda thereof and any financing statements shall have been paid, or caused to be paid, by Borrower.

                  (s) The Site for the Project that is the subject of the requested Construction/Acquisition Loan constitutes all the real property interests necessary to construct, maintain and operate such Project in accordance with its respective Project Documents.


Section3.3ConditionsPrecedenttoeachTermLoanConversionDate""2". The obligation of the Term Lenders to fund any Term Loan is subject to the satisfaction of each of the following conditions precedent:

                  (a) The Term Agent and the Term Lenders have received each of the following, in each case in form and substance satisfactory to the Term Agent and the Term Lenders:

                           (i) a Notice of Borrowing sent in compliance with
         Section 2.2(c)(i);

                           (ii) the Term Note relating to such Term Loan, executed and delivered by Borrower;

                           (iii) a new lender's policy of title insurance, continuation of title or other suitable title endorsement (issued by the Title Insurer and including, without limitation, an updated survey endorsement) for each Title Policy or Title Policies relating to the Project in respect of which such Term Loan is requested) confirming that the Mortgage(s) have a First-Priority Lien on the Site securing one hundred percent (100%) of the maximum Aggregate Term Loan Commitment without any additional Liens (other than Permitted Liens);

                           (iv) an "as-built" survey of the Site or Sites of the Project that is the subject of the requested Term Loan showing (A) the location of the Project Improvements, (B) that the Project Improvements for each Project are located within the boundaries of the Site for such Project (without encroachments on any right-of-way, easement or other interest that could adversely affect the continued operation of such Project), (C) that such Site is not located in a flood zone (or, to the extent that any portion of such Site may be in a flood zone, delineating the portions thereof in such flood zone), and (D) all easements, encroachments and other survey matters required by the Term Agent. The "as-built" Survey shall be dated within 30 days of date of the requested Term Loan, be in form and substance satisfactory to the Term Agent, be prepared by licensed surveyors acceptable to the Term Agent, and be certified to the Term Agent and the Title Insurer;

                           (v) a legal opinion of Borrower's Counsel in form and substance satisfactory to the Term Agent;

                           (vi) the legal opinion of Lenders' Counsel;

                           (vii) such other legal opinions as the Term Lenders may request;

                           (viii) good standing certificates with respect to NRG, NEO, Borrower and the Affiliate that is the owner of the Project that is the subject of the requested Term Loan dated no earlier than thirty (30) days before the Term Loan Conversion Date;

                           (ix) certificates of officers of NRG, NEO, Borrower and the Affiliates corresponding to the Project that is the subject of the requested Term Loan certifying that:

                                    (A) all Documents executed by such Person
                  on or prior to the applicable Term Loan Conversion Date are in full force and effect, such Person and, to the best knowledge of such Person, after due inquiry, the Project Parties, are in compliance with all covenants and provisions thereof, and no breach or event of default

                  (including an Event of Default) (or any event which would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document;

                                    (B) all representations and warranties of
                  such Person contained in the Documents are true, correct and complete in all material respects;

                                    (C) there has occurred no material adverse
                  change in the financial position of such Person since the date of the most recent balance sheet of such Person provided to the Term Lenders; and

                                    (D) no act, event or circumstance has
                  occurred with respect to any Project, such Person or, to the best of such Person's knowledge after due inquiry, any Project Party which has had or could have a Material Adverse Effect;

                           (x) to the best of the Engineer's knowledge, and except as otherwise noted in its report, the report of the Engineer certifying that, as appropriate,

                                    (A) the Project that is the subject of the
                  requested Term Loan has been completed in accordance with the corresponding EPC Contract (other than Punch List Items, the completion of which will not interfere with the commercial operation of the Project or cause it to operate at levels material different than those forming the basis of the projections in the Closing Pro Forma),

                                    (B) all tests required for Final
                  Performance Acceptance under the corresponding EPC Contract have been successfully completed,

                                    (C) with respect to each Project, has
                  commenced Commercial Operation under the corresponding Power Purchase Agreement and/or Gas Sale Agreement,

                                    (D) that Performance Tests for each
                  Project's Gasco and Genco are completed in accordance with the approved test program,

                                    (E) the Project appears to be capable of
                  achieving the operating revenue as projected in the Closing Pro Forma,

                                    (F) all Permit Approvals required to
                  commission and operate the Project are in full force and effect, and

                                    (G) all necessary Fuel and utility services
                  are available for the Project,

                                    (H) with respect to each Term Loan
                  Conversion requested for a Project, that each Action Item relating to the Project that is the subject of the requested term loan has been performed or accomplished to the Engineer's satisfaction.

                           (xi) an Operating Plan and Budget for the Project that is the subject of the requested Term Loan for the current calendar year and the subsequent calendar year;

                           (xii) copies of all Required Approvals obtained by or on behalf of Borrower, the Affiliates, the EPC Contractors or the Operators and certified copies of all Project Documents to the extent not previously provided to the Term Lenders; and

                           (xiii) such other assurances, instruments or undertakings as the Term Agent or any Term Lender may reasonably request.

                  (b) The Project Documents (including the Operation and Maintenance Agreements) executed by Borrower and the Affiliates on or prior to the Term Loan Conversion Date include all agreements required for the ownership and operation of the Project that is the subject of the requested Term Loan (including without limitation that the operation and maintenance expenses of the Project conform with the projection of the operation and maintenance expenses contained in the Closing Pro Forma) other than those agreements that the Term Lenders do not require to be in place on the Term Loan Conversion Date and which the Term Lenders are satisfied, on the basis of evidence provided by Borrower, will be obtainable in the ordinary course of business prior to the time required.

                  (c) All Documents executed by NRG, NEO, Generation II Locomotives, Borrower and the Affiliates on or prior to the Term Loan Conversion Date are in full force and effect, NRG, NEO, Generation II Locomotives, Borrower, the Affiliates and all Project Parties are in compliance with all covenants and provisions thereof, and no breach or event of default (or any event which would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Document.

                  (d) All representations and warranties of NRG, NEO, Generation II Locomotives, Borrower and the Affiliates contained in the Documents are true, correct and complete.

                  (e) No act, event or circumstance has occurred (i) with respect to the Projects, Borrower or the Affiliates, (ii) in the international financial markets or (iii) otherwise, including without limitation any amendment or any proposed amendment to permitting, licensing or other regulatory requirements or any Project Document, which has had or could reasonably be expected to have a Material Adverse Effect.

                  (f) There is no pending or threatened litigation, investigation or other proceeding (i) relating to any Project or (ii) that could materially adversely affect the condition (financial or otherwise) of NRG, NEO, Borrower or the Affiliates or (iii) that could materially adversely affect the ability of Generation II Locomotives or the Project Parties to perform under the Documents.

                  (g) All Required Approvals have been obtained except for those which are obtainable only at a later stage and which the Term Lenders are satisfied, on the basis of evidence provided by Borrower, will be obtained in the ordinary course of business prior to the time required, all Required Approvals obtained are in full force and effect and not subject to any onerous or unusual condition, and the Term Agent shall have received confirmation of the accuracy of this representation from counsel to Borrower or an independent engineer acceptable to the Term Agent.

                  (h) All Required Insurance has been obtained and all Required Insurance is in full force and effect and not subject to cancellation and no Person other than Guarantor, NEO, Borrower, the Affiliates and the Lenders has any right or interest in, to or under any Required Insurance other than pursuant to the Project Documents.

                  (i) A First-Priority security interest in the Collateral has been created and perfected, and will continue to be perfected, in favor of the Lenders in all relevant jurisdictions, and there are no Liens on the Collateral other than Permitted Liens.

                  (j) No Project has suffered a material loss (unless such Loss has been remedied to the satisfaction of the Term Lenders) or is subject to pending or threatened condemnation or appropriation proceedings.

                  (k) All Construction/Acquisition Loans that correspond to the Project that is the subject of the requested Term Loan, together with all accrued and unpaid interest thereon and all other amounts due and payable under the

Credit Documents, will be paid concurrently with the funding of the requested Term Loan.

                  (l) The Debt Service Reserve Fund will be fully funded at or prior to the funding of the requested Term Loan.

                  (m) All Qualified Project Construction Costs or Qualified Project Acquisition Costs of the Project that is the subject of the requested Term Loan have been paid in full, or an amount deemed sufficient by the Engineer to pay all unpaid costs has been deposited in an account under the control of the Term Agent for such purpose.

                  (n) Borrower and the Affiliates have made all Equity Contributions required to be made on or before the Term Loan Conversion Date.

                  (o) The Project that is the subject of the requested Term Loan has achieved Final Performance Acceptance under the corresponding EPC Contract and commenced Commercial Operation under the corresponding Power Purchase Agreement and/or the Gas Sales Agreement.

                  (p) No order, judgment or decree of any Government Instrumentality enjoins or restrains any Term Lender from making the requested Term Loan.

                  (q) The Organizational Documents of Borrower and the Affiliates contain bankruptcy-remote provisions satisfactory to the Term Lenders.

                  (r) Each condition precedent set forth in Schedule II relating to the Project that is the subject of the requested Term Loan has been satisfied to the satisfaction of the Term Agents and the Term Lenders.

                  (s) The Term Agent has received evidence satisfactory to it that any primary fuel supplier to each Project that is the subject of a requested Term Loan, or any parent company thereof, has qualified for debt financing and is able to draw on such debt financing on terms and in amounts that the Term Agent deems sufficient in its sole discretion.

                  (t) All Taxes, fees and expenses required to be paid by Borrower or any Affiliate on or before the Term Loan Conversion Date have been paid.

                  (u) The operations of Borrower, the Projects and the Affiliates comply and will comply, in all respects deemed material by the Term Lenders (including without limitation that the Projects will be able to meet the projections contained in the Closing Pro Forma), with all Applicable Laws and Required Approvals.

                  (v) If appropriate, the conditions precedent set forth in Section 3.4 have been satisfied.

                  Section 3.4 Additional Conditions Precedent for Certain
Term Loans. If Borrower requests a Term Loan for a Project that was not previously the subject of a Construction/Acquisition Loan, then the conditions precedent set forth in Sections 3.2(a)(iv), (v), (vi), (vii), (viii), (ix) and
(xv) shall also be satisfied to the satisfaction of the Term Agent and the Term Lenders.

                  Section 3.5 No Waiver. The failure of the Agent or any Lender to require satisfaction of any condition precedent set forth in this
Article III, or the funding of any Loan despite the failure of Borrower to satisfy any such condition precedent, will not constitute a waiver of such condition precedent unless the Lenders so state in writing. A waiver by the Lenders of any condition precedent in connection with the funding of any Loan will not affect the applicability of such condition precedent to the funding of subsequent Loans.

                  Section 3.6 Location of Closings. The various closings of the loan transactions contemplated hereunder shall take place at the office of the Lenders' Counsel in Washington, D.C., or the offices of the Term Agent in Stamford, Connecticut, at the election of the Agents.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section4.1RepresentationsandWarranties""2". Borrower
represents and warrants to the Agents and the Lenders on and as of each date on which such representations and warranties are required to be made pursuant to
Article III as follows:

                  (a) Existence; Authority. It is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Wyoming and is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties. It has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform the Documents to which it is a party, to design, construct, own and operate the Projects and to conduct its business as currently conducted and as proposed to be conducted. It has taken all necessary action to execute, deliver and perform the

Documents to which it is a party and such Documents have been duly executed and delivered by it and constitute the legally valid and binding obligations of it, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors' rights generally or by general principles of equity.

                  (b) Ownership and Affiliates. Each Affiliate is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the State of its organization and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties. Each Affiliate has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform the Documents to which it is a party and to conduct its business as currently conducted and as proposed to be conducted. Each Affiliate has taken all necessary action to execute, deliver and perform the Documents to which it is a party and such Documents have been duly executed and delivered by such Affiliate and constitute the legally valid and binding obligations of such Affiliate, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors' rights generally or by general principles of equity.

                  (c) Capitalization. The respective ownership interests in Borrower and the Affiliates are as set forth in the Organizational Documents provided to the Agents and the Lenders pursuant to Article III and as described in the organizational charts attached as Exhibit 4.1(c). All of such ownership interests are duly and validly issued and are subject to no Liens other than the Liens in favor of the Agents and the Lenders created by the Pledge Agreements. There are no other ownership or equity interests in Borrower or the Affiliates, rights to acquire or subscribe for any such interests or securities or instruments convertible into or exchangeable or exercisable for any such interests.

                  (d) Business and Contractual Obligations. Borrower and each Project Owner is a single purpose entity formed for the sole purpose of acquiring or designing and constructing, owning and operating, directly or indirectly, landfill gas-fueled energy generation projects and performing its obligations under the Documents. None of Borrower or the Affiliates has engaged in any business or activity or incurred any liability or expense to any Person except for those contemplated by the Documents. Except for the Documents, none of Borrower or the Affiliates is party or subject to any Contractual Obligation with respect to any of the Collateral. None of Borrower or the Affiliates has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) the indebtedness or obligations of any other Person except pursuant to a Credit Document. None of Borrower or the Affiliates has made any loan or advance to any Person or owns or holds the capital stock, securities, debt (other than debt subject to the Subordination Agreement or otherwise explicitly subordinated to the Loans), assets or obligations of, or any interest in, any Person (other than its ownership interest in another Affiliate).

                  (e) Name, Address and Records. The name of Borrower set forth in the first paragraph of this Agreement is the true, correct and complete name of Borrower, and Borrower does not conduct business under any other name or tradestyle. The legal address of Borrower and the address of the principal place of business and chief executive office of Borrower is 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota, 55403-2445. Borrower keeps all of its records and all documents evidencing or relating to its Contractual Obligations at such address. Borrower has no property or other assets at any other address other than as listed in the Security Agreements.

                  (f)      No Violations, Defaults or Liens.

                           (i) None of Borrower or the Affiliates (A) is in violation of any Law (including Environmental Laws), (B) is in violation of or default under its Organizational Documents or (C) is in violation of or default under any Document or other Contractual Obligation. None of Borrower or the Affiliates is party to or affected by any charter, bylaw, partnership agreement or other constituent document or any Contractual Obligation that could have a Material Adverse Effect.

                           (ii) To the best knowledge of Borrower, except as previously disclosed to the Agents, no Project Party (A) is in violation of any Law (including Environmental Laws), (B) is in violation of or default under its charter, bylaws, partnership agreement or other constituent documents or (C) is in violation of or default under any Project Document or any other Contractual Obligation.

         (iii) No Event of Default has occurred and is continuing and no material Loss has occurred that has not been cured to the satisfaction of the Lenders.

                           (iv) Borrower and the Affiliates are the legal and beneficial owners of, and have good, marketable and valid title to, the Collateral. None of the Collateral is subject to any Lien other than Permitted Liens.

         No effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect which is not a Security Document is on file or of record in the office of any Government Instrumentality with respect to any Collateral other than with respect to Permitted Liens.

                           (v) The execution, delivery and performance of the Documents to which any of Borrower and the Affiliates is a party do not and will not (A) violate any Law (including Environmental Laws),
         (B) violate, or result in a default under, the Organizational Documents of such Person, (C) violate, or result in a default under, any Document or any other Contractual Obligation subject to the obtaining of consents to assignment from certain Project Parties, (D) result in or require the creation or imposition of any Lien (other than Permitted Liens) on the Collateral or other property of Borrower and the Affiliates or (E) require an Approval from any Person that has not been obtained.

                  (g) Required Approvals. All Required Approvals obtained on or before the date hereof are listed and described in Schedule 4.1(g) and such list and descriptions are true, correct and complete. Borrower and the Affiliates have obtained all Required Approvals required to be obtained at or prior to the time of this representation and warranty in order for the Projects and Borrower, the Affiliates, the Agents and the Lenders and their respective activities to be in compliance with Applicable Law, and none of Borrower or the Affiliates has any reason to believe that any of the Required Approvals not yet obtained cannot or will not be obtained in the normal course of business as and when required and without significant expense. Borrower has provided the Agents and the Lenders with a true, correct and complete copy of each Required Approval required to be obtained at or prior to the time of this representation and warranty. All Required Approvals obtained by Borrower and the Affiliates (i) are validly issued, (ii) are in full force and effect,
(iii) are free from any condition or requirement that cannot be met or that could have an adverse effect on the Projects and (iv) are not the subject of a current challenge and are not subject to any onerous or unusual conditions. No proceeding or other action is pending or threatened with respect to any Required Approval and all information provided in connection with each Required Approval was on the date provided and is on the date hereof true, correct and complete. The Agents will be entitled, without undue expense or delay, to the benefit of each Required Approval upon the exercise of their remedies under the Security Documents.

                  (h)      Project Documents.

                           (i) The Project Documents include all agreements required for the acquisition, design, construction, ownership, operation and maintenance of the Projects as contemplated by the Documents. Except for Project Documents which are obtainable only at a later stage and which will be obtainable in the ordinary course of business prior to the time required, all Project Documents have been duly and validly executed and delivered by the parties thereto, are in full force and effect and have not been amended, modified, supplemented or terminated. The copies of all Project Documents provided to the Agents and the Lenders by Borrower are true, correct and complete. Borrower and the Affiliates have enforceable agreements or other satisfactory arrangements that ensure the availability, on commercially reasonable terms, of all utilities, transportation, facilities, infrastructure, interconnections, pipelines, materials and services necessary for the acquisition, design, construction, ownership, operation and maintenance of the Projects as contemplated by the Documents.

                           (ii) The Projects, if acquired or constructed and operated in accordance with the Project Documents, will comply with all Applicable Laws, all Required Approvals and prudent utility practices.

                           (iii) The legal descriptions of the Sites set forth in Exhibit 4.1(h)(iii) are true and correct. The Affiliates have good title to all easements and other property interests necessary for the acquisition, design, construction, ownership, operation and maintenance of the Projects as contemplated by the Documents, including all rights of access, ingress, egress and interconnection.

                           (iv) Borrower is not aware of any existing fact or circumstance that would prevent the conversion of all Construction/Acquisition Loans to Term Loans in accordance with this Agreement on or before October 30, 1998.

                  (i) Patents. Borrower and the Affiliates own, or are licensed to use, all patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how and processes used in, to be used in or necessary for the acquisition, design, construction, ownership or operation of the Projects or for the current or proposed conduct of their businesses. The use of such patents, trademarks, trade names, tradestyles, copyrights, technology, know-how and processes by Borrower and the Affiliates does not and will not injure or infringe upon the rights of any Person. Borrower and the Affiliates have obtained all required licenses for and consents to the transactions contemplated by the Documents from all Persons with rights in or to any of such patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how or processes.

                  (j) Taxes. Borrower and each Affiliate have filed in a timely manner or after having obtained an extension all Tax returns required by Law and have paid when due all Taxes imposed on them or on their respective properties, other than Taxes being contested in good faith by appropriate proceedings with proper reserves established in accordance with GAAP.

                  (k)      Financial Statements.

                           (i) All financial statements of Borrower and the Affiliates (as well as all notes and schedules thereto) furnished to the Agents and the Lenders are true, complete and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP (except as otherwise stated therein) and show all liabilities, direct and contingent, of the Person indicated required to be shown under GAAP. Each balance sheet fairly presents the financial condition of the Person indicated as at the dates thereof, and each profit and loss and surplus (deficit) statement fairly presents the results of the operations of the Person indicated for the periods indicated. Except with respect to matters previously disclosed to the Agents, there has been no material adverse change in the business, condition or operations (financial or otherwise) of Borrower or any Affiliate since July 31, 1997, and Borrower knows of no reasonable basis for the assertion against it or any Affiliate of any obligation or liability that is not fully reflected in the financial statements furnished to the Agents and the Lenders.

                           (ii) The Pro Forma Balance Sheets for Borrower and the Affiliates are true, correct and complete in all material respects and fairly present the information contained therein as at the Closing Date and Borrower's or the applicable Affiliate's good faith estimate of the information contained therein as at the date of such Balance Sheets. None of Borrower or the Affiliates has any material liability, contingent or otherwise, including any liability for Taxes, or any unusual forward or long-term commitment which is not disclosed by, or reserved against in, the Pro Forma Balance Sheets or in the notes thereto which under GAAP is of a nature and an amount required to be so disclosed or reserved. There are no unrealized or anticipated losses from any unfavorable commitments of Borrower or the Affiliates that could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of Borrower or such Affiliate.

                  (l) Construction/Acquisition Budgets. Each Construction/Acquisition Budget (i) has been prepared with due care, (ii) is complete in all material respects and fairly presents Borrower's good faith expectations as at the date of such document as to the matters covered thereby,
(iii) is based on reasonable assumptions as to the factual and legal matters material to the estimates therein and (iv) is consistent with the Documents. The Construction/Acquisition Budgets accurately specify and describe all Qualified Project Construction Costs and Qualified Project Acquisition Costs.

                  (m) No Proceedings. Except with respect to matters previously disclosed to the Agents, there is no pending or threatened action, suit, litigation, investigation, arbitration or other proceeding involving or affecting Borrower, any Affiliate or any of their respective properties or assets or, to the best knowledge of Borrower after due inquiry, any Project Party or any of their respective properties or assets, before any Government Instrumentality which could reasonably be expected to have a Material Adverse Effect. None of Borrower, the Affiliates or any of their respective properties or assets or, to the best knowledge of Borrower after due inquiry, any Project Party or any of their respective properties or assets, is subject to any order, writ or injunction which prohibits, enjoins or limits any aspect of the transactions contemplated by the Documents or which could reasonably be expected to have a Material Adverse Effect.

                  (n) No Broker's Fees. Borrower has no obligation (direct, indirect, contingent or otherwise) to pay any fee, commission or compensation to any broker, finder or intermediary with respect to or as a result of any transaction contemplated by the Documents.

                  (o) Environmental Matters. The Projects, Borrower, the Affiliates and, to the best knowledge of Borrower after due inquiry, the Project Parties (in respect of their obligations under the Documents) are in compliance with all Environmental Laws. None of Borrower, any Affiliate, and, to the best knowledge of Borrower after due inquiry, any Project Party has transported any Hazardous Substance to or from the Projects or used, generated, manufactured, handled, processed, stored, released, transported, removed, disposed of or cleaned up any Hazardous Substance on, from, under or about the Projects in violation of any Environmental Law, and there has occurred no release or threatened release of any Hazardous Substance on, under, onto, adjacent to or from the Projects in violation of any Environmental Law. There are no past, current, pending or threatened Environmental Claims in any way relating to Borrower, any Affiliate, the Projects or, to the best knowledge of Borrower after due inquiry, any Project Party.

                  (p) No Adverse Events. No portion of any Project or Site is subject to a pending or threatened condemnation or appropriation proceeding that could reasonably be expected to have a Material Adverse Effect.

                  (q)      Public Utility Status.

                           (i) None of Borrower or the Affiliates is, nor by reason of the ownership or operation of any Project or any other transaction contemplated by the Documents will be, subject to financial, organizational or rate regulation as an "electric utility," "electric utility company," "electric corporation," "electrical company," "public utility," "public service corporation," "gas utility," "natural gas company" (transporting gas in interstate commerce), "public service company," "public utility holding company," "electric utility holding company," "holding company" or "subsidiary company" of a holding company, or other similar entity under any Law.

                           (ii) None of the Agents or the Lenders will, solely by reason of (A) the ownership or operation of the Projects by the Affiliates, (B) the Loans, (C) the Liens of the Security Documents or
         (D) any other transaction or relationship contemplated by the Documents, be deemed by any Government Instrumentality to be, or to be subject to regulation as, an "electric utility," "electric utility company," "electric corporation," "electrical company," "public utility," "natural gas company" (transporting gas in interstate commerce), "gas utility," "public service company," "public utility holding company," "electric utility holding company," "holding company" or "subsidiary company" of a holding company, or other similar entity, or a subsidiary or affiliate of any of the foregoing, under any Law. So long as the electric energy generating facility of each Project remains a Qualifying Facility, none of the Agents or the Lenders will, solely by reason of its or their ownership or operation of the Projects upon the exercise of their remedies under the Security Documents, be deemed by any Government Instrumentality to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "gas utility," "public service company," "public utility holding company," "electric utility holding company," "holding company" or "subsidiary company" of a holding company, or other similar entity, or a subsidiary or affiliate of any of the foregoing, under any Law.

                           (iii) The electric energy generating facility of each Project, when constructed or acquired, will constitute a Qualifying Facility. No fact contained in any Notice of Qualifying Facility Status relating to any Project or, from and after the date filed with FERC, its application for certification as a Qualifying Facility has changed, and the Plans and Specifications and the Project Documents are consistent, in all material respects, with such Notices of Qualifying Facility Status and, from and after the dates filed with FERC, each Project's application for certification from FERC that it is a Qualifying Facility.

                  (r) ERISA. None of Borrower or the ERISA Affiliates of Borrower sponsors, maintains, administers, contributes to, participates in or has any obligation to contribute to or any liability under any Plan.

                  (s) Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering any employees of Borrower or the Affiliates and none of Borrower, the Affiliates or, to the best knowledge of Borrower, any Project Party has experienced any strike, walkout, work stoppage or other labor action or disturbance during the past five years.

                  (t) Investment Company Act. None of Borrower or the Affiliates is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u)      Use of Proceeds.

                           (i) The proceeds of the Loans have been and will be used only for the purposes described in Section 2.7 and in accordance with the requirements and conditions of this Agreement.

                           (ii) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                           (iii) No proceeds of any Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (v) Bank Accounts. The Affiliates do not and, commencing thirty (30) days after the Closing Date, Borrower will not, maintain any account or deposit with any bank or other depository institution other than the accounts created under the Disbursement Agreement.

                  (w)      Enforceability; No Immunity.

                           (i) The descriptions of the Collateral contained in the Security Documents are true, correct and complete and are sufficient to describe the Collateral and to create, attach and perfect the Liens intended to be created by the Security Documents. All necessary and appropriate deliveries, notices, recordings, filings and registrations have been effected to perfect First-Priority Liens on the Collateral in favor of the Term Agent as agent for the Lenders in all relevant jurisdictions, and the Term Agent as agent for the Lenders has and will continue to have until the Lenders have been paid in full and released their Liens duly and validly created, attached, perfected and enforceable First-Priority Liens on the Collateral in all relevant jurisdictions.

                           (ii) None of Borrower or the Affiliates, nor any of their respective properties, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

                  (x) Full Disclosure. No information, exhibit or report furnished to the Agents and the Lenders by Borrower or the Affiliates contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (y) Insurance. Each of Borrower and the Affiliates is in compliance, to the extent applicable to it, with all requirements set forth in the Documents to maintain insurance, including Required Insurance.

                  Section 4.2 Survival. The representations and warranties of Borrower and the Affiliates contained in the Documents or made by Borrower or any Affiliate in any certificate, notice or report delivered pursuant to any Document will survive the Closing Date, the making and repayment of the Loans and any transfer or assignment of Notes.


                                   ARTICLE V
                                   COVENANTS

                  Section 5.1 Affirmative Covenants. Each Borrower covenants and agrees that, for so long as any Lender has any Commitment hereunder and until the indefeasible payment in full of the Notes and all amounts payable by Borrower and the Affiliates under the Credit Documents, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to Section 8.5:

                  (a) Existence. It will preserve and maintain its limited liability company existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign limited liability company in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties.

                  (b) Affiliates. It will cause each Affiliate to preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges and to remain in good standing in the jurisdiction of its incorporation or formation, and to qualify and remain qualified as a foreign corporation or limited liability company in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties.

                  (c) Compliance with Laws, Approvals and Obligations. It will, and will cause the Affiliates to, comply with, and will cause the Projects to be acquired, constructed and operated safely and in compliance with, all Applicable Laws, all Required Approvals, the Documents, its and their other Contractual Obligations and prudent utility practices. It will, and will cause the Affiliates to, perform its and their obligations under the Documents and each of its other Contractual Obligations and will diligently enforce all of its and their rights under the Project Documents and under all guarantees, warranties and indemnities in its and their favor or relating to the Projects or any component thereof. It will, and will cause each Affiliate to, satisfy before the same become delinquent all Claims (including all Claims for labor, services, materials and supplies and other amounts due under its and their Contractual Obligations) other than Claims being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(f). It will, and will cause each Affiliate to, obtain and maintain in full force and effect all Required Approvals required from time to time and at any time for the execution, delivery, performance, admission into evidence or enforcement of the Documents or the acquisition, development, construction, ownership or operation of the Projects as contemplated under the Documents. It will, and will cause each Affiliate to, furnish the Agents and the Lenders with true, correct and complete copies of all Required Approvals upon receipt thereof.

                  (d) Title. It will cause the Affiliates to maintain good and marketable title to the Projects and it will, and will cause the Affiliates to, maintain good and marketable title to the other Collateral and warrant and defend the title to the Projects and the other Collateral against all Claims that do not constitute Permitted Liens.

                  (e) Collateral. It will, and will cause each Affiliate to, take all actions necessary to insure that the Term Agent has and continues to have in all relevant jurisdictions duly and validly created, attached, perfected and enforceable First-Priority Liens on the Collateral (including after-acquired Collateral). It will, and will cause each Affiliate to, deliver possession of any Collateral to the Term Agent or its designated agent immediately upon acquiring rights therein to the extent the Term Agent is required to perfect its interest in such Collateral by taking possession thereof. It will also maintain the title insurance policies delivered to the Agents pursuant to Article III.

                  (f)      Construction.

                           (i) It will cause the Projects to be acquired, constructed and completed in accordance with the Plans and Specifications, the Construction/Acquisition Budgets and the Construction and Draw Schedules. Only new, first-quality components will be used in constructing and equipping the Projects except as may be otherwise agreed by the Construction/Acquisition Agent and the Term Agent in consultation with the Engineer. The Projects will be constructed entirely on the Sites and in a manner so as not to injure or encroach upon the property or rights of any other Person. All Punch List Items for a Project will be completed, to the satisfaction of the Engineer, within ninety (90) days after the Term Loan Conversion Date corresponding to such Project.

                           (ii) It will give the Construction/Acquisition Agent and the Engineer at least ten (10) Business Days' prior written notice of each test to be conducted under each EPC Contract, Power Purchase Agreement or Gas Sales Agreement, and the Construction/Acquisition Agent, the Engineer and their respective agents and representatives will be afforded the opportunity to observe and verify each such test. Completion will not be deemed to have been achieved until the Engineer determines that it has been achieved. It will give the Agents and the Engineer at least ten (10) Business Days' prior written notice of the occurrence of Commercial Operation of any Project.

                           (iii) It will cause each Construction/Acquisition Loan to be paid in accordance with this Agreement not later than October 30, 1998.

                  (g) Maintenance and Operation. It will maintain and preserve, and cause the Affiliates, the EPC Contractors and the Operators to maintain and preserve, the Projects and all of its and their other properties in good working order and condition, ordinary wear and tear excepted. Prior to the Term Loan Conversion Date with respect to any Project, it will develop an overhaul, maintenance and repair plan with respect to such Project for the period from the applicable Term Loan Conversion Date through the Term Loan Maturity Date, which must be approved by the Engineer and the Term Agent. After such approval, it will, and will cause the Affiliates to, fully comply with such overhaul, maintenance and repair plan. It will, and will cause the Affiliates to, comply with all warranties and maintenance recommendations and requirements of manufacturers and vendors of component parts of the Projects and will make all repairs, alterations, additions and replacements necessary for the Projects (i) to operate safely and to meet the requirements of all Applicable Laws, all Required Approvals, the Documents, the other Contractual Obligations of Borrower and the Affiliates and prudent utility practices and
(ii) to operate at the operating levels set forth in the Closing Pro Forma. It will, and will cause the Affiliates to, promptly correct any structural or other defect in a Project or any deviation from the Plans and Specifications. It will, and will cause the Affiliates to, maintain appropriate spare parts, inventories and redundancies.

                  (h) Operating Plans and Budgets. At least sixty (60) days prior to each January 1 occurring after the applicable Term Loan Conversion Date, it will submit to the Term Agent for approval a proposed Operating Plan and Budget for each Project for the three Operating Years commencing on each such January 1, together with a reconciliation of actual expenses versus those projected in the previously delivered Operating Plan and Budget. The Term Agent will have the right to request revisions to each proposed Operating Plan and Budget, and after an Operating Plan and Budget has been finalized and approved by the Term Agent, it will, and will cause the Affiliates to, follow and comply with such Operating Plan and Budget in all particulars. It will have the right to revise any Operating Plan and Budget with the prior written approval of the Term Agent. Once approved by the Term Agent, an Operating Plan and Budget or a revised Operating Plan and Budget will supersede all prior Operating Plans and Budgets and will continue in effect until a subsequent Operating Plan and Budget has been approved by the Term Agent.

                  (i) Patents. It will, and will cause the Affiliates to, obtain and maintain in full force and effect all patents, trademarks, service marks, licenses, franchises, trade names, tradestyles, copyrights, technology, formulas, know-how and processes to be used in or necessary for the design, construction, ownership and operation of the Projects and for the current and proposed conduct of its and their businesses, and in its and their use thereof it will, and will cause the Affiliates to, obtain all required licenses and consents and not injure or infringe upon the property or rights of any Person.

                  (j) Taxes. It will, and will cause the Affiliates to, file all Tax returns required by Law in a timely manner (including after having obtained an extension) and will, and will cause the Affiliates to, pay before the same become delinquent all Taxes imposed upon them or upon their respective properties, other than Taxes being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(f).

                  (k) Records and Inspection Rights. It will keep and maintain, and will cause the Affiliates, the EPC Contractors and the Operators to keep and maintain, true, correct and complete records and books of account, in which complete entries will be made in accordance with GAAP and Applicable Law, reflecting all financial transactions of the Projects, Borrower, the Affiliates, the EPC Contractors and the Operators. It will also, and will cause the Affiliates to, keep and maintain true, correct and complete inventories of all Collateral and records of all transactions relating thereto. All such records, books of account and inventories will be kept and maintained at its principal place of business or at the Sites. At any reasonable time and from time to time, it agrees to permit, and to cause the Affiliates, the EPC Contractors and the Operators to permit, either Agent, the Engineer and any agent or representative thereof, to examine and make copies of and abstracts from such records, books of account and inventories, to visit the Projects and the other properties of Borrower and the Affiliates and to discuss the affairs, finances and accounts of Borrower, the Affiliates and the Projects directly with its and their auditors and with any of its and their officers or managers; provided, that unless a Default or an Event of Default has occurred and is continuing, all discussions with the auditors of Borrower and the Affiliates will include a representative of Borrower, and the Agents will provide a copy of all written correspondence with the auditors to Borrower. It will, and will cause the Affiliates to, at all times maintain at the Sites or at its principal place of business a complete set of the current and, if available, as-built plans and specifications for the Projects, which will be available for inspection by the Agents, the Engineer and their respective agents and representatives.

                  (l) Reporting Requirements. It will, and will cause the Affiliates to, furnish to the Agents and the Lenders:

                           (i) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of such Person, complete unaudited financial statements of such Person, including the balance sheet of such Person as of the end of such quarter, and profit and loss statements and statements of cash flows of such Person for such quarter and for the elapsed portion of such fiscal year, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosures) and setting forth in comparative form the figures for the corresponding period of the previous fiscal year of such Person, certified in a manner acceptable to the Agents by the chief financial officer of such Person;

                           (ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of such Person, complete financial statements of such Person (which, in the case of Borrower will be audited), including the balance sheet of such Person as of the end of such fiscal year, and a profit and loss statement and a statement of cash flows of such Person for such fiscal year, in each case prepared in accordance with GAAP and setting forth in comparative form the figures for the previous fiscal year of such Person, certified in a manner acceptable to the Agents by the chief financial officer of such Person or, in the case of Borrower, independent certified public accountants acceptable to the Agents;

                           (iii) within ten (10) days after the last day of each calendar month during which a Construction/Acquisition Loan is outstanding, a Monthly Construction Report for each Project with respect to which a Construction/Acquisition Loan is outstanding in the form of Exhibit 5.1(l)(iii);

                           (iv) within sixty (60) days after the end of each fiscal quarter of such Person, a Quarterly Report and Certificate in the form of Exhibit 5.1(l)(iv);

                           (v) within one hundred and twenty (120) days after the end of each fiscal year of such Person, an Annual Report and Certificate in the form of Exhibit 5.1(l)(v);

                           (vi) promptly after the sending, filing or receipt thereof, a copy of each material report, notice, certificate, application, demand, request or other communication that such Person sends to, files with or receives from any Government Instrumentality or Project Party or sends or receives pursuant to any Document that relates to any matter that could reasonably be expected to have a Material Adverse Effect;

                           (vii) promptly after receipt thereof, copies of each Required Approval; and

                           (viii) such other information respecting the operations or condition (financial or otherwise) of such Person or the Projects or the other Collateral as an Agent may from time to time reasonably request.

                  (m) Notice Requirements. It will, and will cause the Affiliates to, give the Agents and the Lenders prompt written notice of the occurrence of any of the following:

                           (i) any Default or Event of Default;

                           (ii) any default, breach or violation or any potential default, breach or violation under any Contractual Obligation of such Person;

                           (iii) any actual, proposed or threatened termination, rescission or amendment of, waiver under or Claim with respect to any Project Document;

                           (iv) any material Loss;

                           (v) any Material Adverse Effect or any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

                           (vi) any pending or threatened Claim, action, attachment, proceeding, suit, litigation, investigation or arbitration involving or affecting such Person, any Project Party or any of their respective properties or assets (including without limitation the Projects and the other Collateral) by any Person or before any Government Instrumentality that concerns the status of a Project as a Qualifying Facility or that could reasonably be expected to have a Material Adverse Effect;

                           (vii) any termination, revocation, suspension or modification of any Required Approval or any action or proceeding that could reasonably be expected to result in any of the foregoing;

                           (viii) the receipt of any management letter or similar communication from such Person's auditors, or the resignation, discharge or change of such Person's auditors;

                           (ix) any Environmental Claim or any fact, circumstance or condition (including any release or spill of any Hazardous Substance) that could form the basis of an Environmental Claim with respect to such Person, any Project Party (in connection with its obligations under the Documents) or any Project or any portion thereof or that could reasonably be expected to have a Material Adverse Effect;

                           (x) any pending or threatened condemnation or appropriation proceeding affecting any Project or any portion thereof that could reasonably be expected to have a Material Adverse Effect;

                           (xi) any material dispute involving such Person or any Project Party on the one hand and any Government Instrumentality or Project Party on the other hand (provided, that no notice need be given of a dispute between a Project Party and a Government Instrumentality unless such dispute could reasonably be expected to result in a Material Adverse Effect);

                           (xii) any event or claim of force majeure under any Project Document;

                           (xiii) any forced outage with respect to any Project that could reasonably be expected to result in a Material Adverse Effect;

                           (xiv) such Person's or any ERISA Affiliate's adoption of or participation in any Plan, or intention to adopt or participate in any Plan; or

                           (xv) any Internal Revenue Service ruling (other than a private letter or other non-public ruling not addressed to NRG, NEO, Borrower or any Affiliate) or any change in Law that could adversely affect the amount or availability to Guarantor, NEO or the Affiliates of the Section 29 tax credits or the validity or enforceability of the Non-Operating Interest Acquisition Agreement.

Each notice delivered pursuant to this Section 5.1(m) must include reasonable details concerning the occurrence that is the subject of such notice as well as Borrower's and the Affiliates' proposed course of action, if any. Delivery of a notice pursuant to this Section 5.1(m) will not affect Borrower's and the Affiliates' obligations under any other provision of the Credit Documents.

                  (n) Reserves. It will establish the Debt Service Reserve Account and maintain the balance therein required by the Disbursement Agreement.

                  (o) Qualifying Facility. It will, and will cause the Affiliates to, maintain each Project as a Qualifying Facility.

                  (p)      Insurance.

                           (i) It will maintain, and will cause the Affiliates, the EPC Contractors and the Operators to maintain, all Required Insurance and, on each anniversary of the Closing Date, will cause the Insurance Consultant to provide a letter to the Agents certifying that the insurance maintained by Borrower and the Affiliates is adequate and consistent with industry standards. All Required Insurance will be provided by financially sound and reputable insurance companies or associations rated "A-" or better (and a minimum size rating of IX) by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings is no longer published) or other insurance companies of recognized responsibility satisfactory to the Agents, including AEGIS. Borrower may fulfill its obligations under this Section 5.1(p) under a corporate ("master") program or through Contractor / Operator programs of insurance, subject to the prior approval of the Agents.

                           (ii) All Required Insurance will provide for waivers of subrogation in favor of the Agents and the Lenders, will not be cancelable without at least sixty (60) days' prior written notice to the Agents (except for 10 days for non-payment of premium), and all third party liability policies will name the Agents and the Lenders as additional insureds (except in the case of workers compensation insurances). Insurance protecting Project assets and revenues (property, boiler, business interruption, etc.) shall contain a standard Lender's Loss Payable endorsement, acceptable to the Agents, and name the Lenders or their assignee as first loss payee/mortgagee as respects mortgaged property. Property-related policies shall provide that any payment thereunder for loss or damage with respect to the mortgaged property shall be made to the Project Revenue Account. Such property policies shall provide that any payment of less than $100,000 made in respect of any single casualty or other occurrence may be paid to Borrower, unless the Agents have notified the respective insurer that an Event of Default has occurred and is continuing. Insurance supplied by Borrower shall be primary as respects any other insurance carried by or on behalf of the Agents or the Lenders. The interests of the Agents and the Lenders shall not be invalidated by any action or inaction of any Person or by any breach or violation by any Person of any warranties, declarations or conditions in such policies. All liability insurance will provide a severability of interest or cross liability clause.

                           (iii) All Required Insurance maintained by the EPC Contractors and the Operators will provide for waivers of subrogation in favor of Borrower, the Affiliates, the Agents and the Lenders, will not be cancelable without at least sixty (60) days' prior written notice to the Agents (except 10 days for non-payment of premium), and all third party liability policies will name Borrower, the Affiliates, the Agents and the

         Lenders as additional insureds (except in the case of worker's compensation insurance). Insurance protecting Project assets and revenue (property, boiler, business interruption, etc.) will name the Agents as the first loss payee/mortgagee as respects mortgaged properties. All liability insurance maintained by the EPC Contractors and the Operators will provide a severability of interest or cross liability clause and will be primary and not excess to or contributing with any insurance or self-insurance maintained by Borrower, the Affiliates, the Agents or the Lenders.

                           (iv) On the Closing Date and on each anniversary thereof, Borrower will furnish to the Agents evidence of insurance, in the form of binders, cover notes or certificates of insurance evidencing all coverages in place and certify (A) that all premiums are paid or current to date and (B) that Borrower is in compliance with all provisions in this Agreement relating to Required Insurance. Borrower will provide the Agents with copies of all insurance policies and certificates and other information that the Agents may reasonably request in writing with respect to the Required Insurance or the providers thereof and, without any requirement of request by an Agent, will provide the Agents with copies of all replacement policies within 15 days of receipt of such policies by Borrower.

                           (v) Borrower will, and will cause the Affiliates to, collaterally assign to the Term Agent and grant the Term Agent a Lien upon all insurance proceeds from the Projects obtained by such Persons or in which such Persons have any rights or interests (whether or not complying with or described by this Section 5.1(p), and the Term Agent will have the right to make, settle, compromise and liquidate any and all Claims thereunder, without prejudice to its other rights and remedies under the Documents, the Required Insurance or Applicable Law.

                           (vi) In the event of a Loss (or a series of Losses arising from a related causal factor or occurring within a period of five (5) Business Days) of less than five percent (5%) of the total Qualified Project Construction Expenses or Qualified Project Acquisition Expenses (as projected in the Closing Pro Forma as of the Closing Date), as the case may be, of a Project in the aggregate, Borrower and the Affiliates will have the right to apply the insurance proceeds, if any, from such Loss to the restoration of the affected Project if such proceeds are sufficient, in the opinion of the Engineer, to pay the cost of restoration and cover Debt Service on the Term Loan corresponding to such Project during any period during which the revenues of the Project are reduced due to the restoration.

                           (vii) In the event that any policy is written on a "claims made" basis and is approved by the Agents and such policy is not renewed or the retroactive date of such policy is changed, Borrower shall obtain for each such policy or policies the broadest basic and supplemental extended reporting period coverage or "tail" reasonably available in the commercial insurance market for each such policy or policies and shall provide the Agents with proof that such basic and supplemental extended reporting period coverage or "tail" has been obtained.

                           (viii) In the event any insurance (including limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained and the builder's risk insurance, described in Exhibit 3.1(i), shall not be available and commercially feasible in the commercial insurance market the Agents with the approval of the Insurance Consultant, shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, that (A) Borrower shall first request any such waiver in writing which request shall be accompanied by written reports prepared by an independent insurance advisor of recognized national standing certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for plants of similar type and capacity (and, in any case where the required amount is not so available, certifying as the maximum amount which is so available) and explaining in detail the basis for such conclusions, such insurance advisers and the form and substance of such reports to be reasonably acceptable to the Agents; (B) at any time after the granting of any such waiver the Agent may request (but no more than once every 180 days) and Borrower shall furnish to the Agents within 30 days after such request, supplemental reports reasonably acceptable to the Agents from such insurance advisers updating their prior reports and reaffirming such conclusions; and (C) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market it being understood that the failure of Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

                  (q) Litigation. In any action, suit, litigation, investigation, arbitration or other proceeding involving Borrower, the Affiliates or any Project, Borrower will, and will cause the Affiliates to, make all filings and responses in a timely manner, pursue all remedies and appeals, defend their rights and properties with diligence and take all lawful action to avoid a Material Adverse Effect.

Borrower and the Affiliates will promptly pay any valid, final judgment rendered against it or any Project.

                  (r) Minimum Coverage Ratio. Borrower will maintain a Minimum Coverage Ratio of not less than 1.3 to 1 for the twelve (12) month period ending on the last day of the next preceding month and for the projected subsequent two (2) twelve (12) month periods as forecast in the Operating Plans and Budgets. The first such test shall be performed as of the first anniversary of the Closing Date and thereafter as of the end of each fiscal quarter of Borrower.

                  Section 5.2 Negative Covenants. Each Borrower covenants and agrees that, for so long as any Lender has any Commitment hereunder and until the indefeasible payment in full of the Notes and all amounts payable by Borrower and the Affiliates under the Credit Documents, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to Section 8.5:

                  (a) Business. It will not, and will not permit any Affiliate to, make any material change in the nature of its business or engage in any business or activity not contemplated by the Documents. It will not, and will not permit any Affiliate to, change its name, its legal address, the address of its principal place of business or chief executive office or the location of its books, records and contracts, or store or maintain Collateral at any location other than the Sites and such principal place of business, without the prior written consent of the Agents. It will not, and will not permit any Affiliate to, adopt or change any trade name or fictitious business name. It will not, and will not permit any Affiliate to, form or have any subsidiaries other than other Affiliates and will not, and will not permit any Affiliate to, own or hold the capital stock, securities, debt, assets or obligations of, or any interest in, any Person other than Borrower and the Affiliates. It will not, and will not permit any Affiliate to, enter into any partnership, joint venture, royalty agreement or profit-sharing or similar arrangement.

                  (b) Mergers and Sales of Assets. It will not, and will not permit any Affiliate to, merge or consolidate with any Person, or liquidate or dissolve. It will not, and will not permit any Affiliate to, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any asset except (i) in the ordinary course of business (including such sales from one Affiliate to another Affiliate), (ii) in connection with the replacement of such asset with a replacement that is appropriate and complies with all requirements of the Documents or (iii) in an instance in which the proceeds of such sale, assignment, lease or other disposition do not exceed fifty thousand Dollars ($50,000) in each instance and five percent (5%) of the total Qualified Project Construction

Expenses or Qualified Project Acquisition Expenses (as projected in the Closing Pro Forma), as the case may be, of the Project from which such asset is being sold, assigned, leased or otherwise disposed of in the aggregate and, in every instance, such sale, assignment, lease or other disposition has no material impact on the operating cash flow of the relevant Project. The sale of gas, electric or thermal energy pursuant to a Power Purchase Agreement, a Gas Sales Agreement or any other Project Document will not violate this Section 5.2(b).

                  (c)      Contractual Obligations.

                           (i) It will not, and will not permit any Affiliate to, enter into any material Contractual Obligation. If requested by an Agent, it will, and will cause an Affiliate to, collaterally assign any Contractual Obligation to the Term Agent and will deliver to the Term Agent the written consent to assignment of the other party or parties to such Contractual Obligation and a satisfactory opinion of Borrowers' Counsel confirming the validity and enforceability of such assignment and consent. It will not, and will not permit any Affiliate to, pledge or assign any Contractual Obligation to any Person other than the Term Agent.

                           (ii) It will not, and will not permit any Affiliate to, amend, suspend, terminate or grant a waiver under any Project Document, or take, or fail to take, any action that could result in the termination of, or the impairment of any right of such Person, either Agent or any Lender under, any Project Document or any other contract, arrangement or agreement material to the Projects. Notwithstanding the foregoing, Borrower and the Affiliates may approve change orders under the EPC Contracts without the Agents' or the Lenders' consent; provided, that the work covered by such change orders does not exceed twenty-five thousand Dollars ($25,000) in the case of any single change order or fifty thousand Dollars ($50,000) in the aggregate per Project over any twelve-month period, and provided, further, that none of such change orders materially affects the character of the Projects or the ability of Borrower and the Affiliates to fulfill their obligations under the Documents. Notwithstanding the foregoing, it will not, and will not permit any Affiliate to, change, or approve a change order which would change the design, scope or nature of any Project, the Plans and Specifications of any Project, the Construction and Draw Schedule of any Project or the performance or availability guarantees or tests.

                           (iii) The Organizational Documents of Borrower and the Affiliates may not be amended or any provision thereof waived.

                           (iv) None of Borrower or the Affiliates will declare Final Performance Acceptance or Completion without the approval of the Agents (in consultation with the Engineer), which shall not be unreasonably withheld.

                           (v) It will, and will cause the Affiliates to, promptly deliver to the Agent copies of (A) all material Contractual Obligations, (B) all amendments, suspensions, termination and waivers of any material Contractual Obligation and (C) all change orders approved or entered into after the date of this Agreement.

                  (d) Guaranties. Other than pursuant to a Credit Document, it will not, and will not permit any Affiliate to, assume, guarantee, endorse or otherwise become directly or contingently liable for (including liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) the indebtedness or obligation of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (e) Investments. It will not, and will not permit any Affiliate to, make any loan or advance to any Person except for loans that are expressly subordinated to the Loans pursuant to the Project Documents. Except for Permitted Investments made in compliance with the Disbursement Agreement, it will not, and will not permit any Affiliate to, purchase or otherwise acquire the capital stock, securities, debt, assets or obligations of, or any interest in, any Person other than Borrower and the Affiliates.

                  (f) Liens. It will not, and will not permit any other Person to, create, incur, assume or suffer to exist, any Lien upon or with respect to any of the Collateral or any of the other property of it or the Affiliates, now owned or hereafter acquired, or assign or otherwise convey, or permit any Person to assign or otherwise convey, any right to receive income or revenues from or of any Project, except that the foregoing restrictions will not apply to the following (collectively, "Permitted Liens"):

                           (i)      the Security Document Liens;

                           (ii) Liens for Taxes, if such Taxes (A) are not at the time delinquent and thereafter can be paid without penalty or (B) are being contested in good faith by appropriate proceedings with reserves established in accordance with GAAP and such Liens have been bonded over and do not involve any risk that a significant interest in or right to any Collateral may be sold, lost or forfeited or that any Security Document Lien may be impaired;

                           (iii) carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens imposed by Law and arising in the ordinary course of business in connection with the construction or operation of the Projects, if such Liens have been bonded over and either (A) are not filed of record and are not delinquent or (B) are being contested in good faith by appropriate proceedings with proper reserves established, have not proceeded to judgment and do not involve any risk that a significant interest in or right to any Collateral may be sold, lost or forfeited or that any Security Document Lien may be impaired;

                           (iv) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits or similar legislation (other than Liens imposed by ERISA);

                           (v) purchase money security interests in discrete items of equipment not comprising an integral part of a Project when the obligation secured is incurred for the purchase of such equipment and does not exceed one hundred percent (100%) of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the equipment involved; provided, that such Liens and the amount of materials, equipment and fixtures supplied or purchased pursuant to this clause (v) will not, taken together, at any time exceed the maximum aggregate amount of two hundred thousand Dollars ($200,000);

                           (vi) the exceptions to the titles of the Sites set forth in the title reports delivered pursuant to Article III;

                           (vii) Liens arising from debt permitted pursuant to
         Section 5.2(g);

                           (viii) Liens securing the right of the City of San Diego to purchase the Miramar Project in form and substance acceptable to the Agents;

                           (ix) Liens of the construction subcontractors on the Edgeboro Project existing by reason of a failure by the EPC Contractor for the Edgeboro Project to pay pre-petition claims relating to its bankruptcy proceedings (provided, that the Liens described in this clause (ix) shall cease to be Permitted Liens upon the first funding of a Construction/Acquisition Loan relating to the Edgeboro Project); and

                           (x) Liens provided for in the Amended and Restated Operating Agreement of Minnesota Methane LLC dated as of April 15, 1997.

If foreclosure or enforcement of any Lien upon a Project, any part thereof or any other Collateral is at any time initiated, the Agents will have the right, but not the obligation, to take any action they deem appropriate, including payment of the obligation secured by such Lien, and Borrower will immediately upon demand reimburse the Agents for all sums expended by the Agents in taking any such action. Any amount not reimbursed upon demand will bear interest at the Default Rate and will be an obligation secured by the Security Document Liens.

                  (g) Indebtedness. It will not, and will not permit any Affiliate to, create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness of Borrower and the Affiliates under the Notes and the other Credit Documents;

                           (ii) Indebtedness of Borrower and the Affiliates subject to the Subordination Agreement or otherwise expressly subordinated pursuant to the Documents to the Loans; and

                           (iii) Indebtedness of Borrower and the Affiliates not to exceed, in the aggregate, one hundred thousand Dollars ($100,000) at any one time outstanding, secured by Liens permitted by
         Section 5.2(f)(v).

                  (h) Lease Obligations. It will not, and will not permit any Affiliate to, create or suffer to exist any obligation for the payment of rental for any property under leases or agreements to lease having a term of one year or more, other than the Project Documents.

                  (i) Distributions. It will not, and will not permit any Affiliate to, make, declare or pay any distribution, dividend or return of capital, or purchase, redeem or otherwise acquire for value any ownership interest now or hereafter outstanding, or make any distribution of assets or property to any other Person except for distributions made in compliance with the Disbursement Agreement. It will not, and will not permit any Affiliate to, pay any salary, commission, bonus or fee to any Affiliate unless such salary, commission, bonus or fee is expressly contemplated by and permitted under the Budgets then in effect.

                  (j) Changes in Control. It will not, and will not permit any Affiliate to, effect or permit any sale, transfer or encumbrance of any ownership interest in Borrower or any Affiliate or any change of control of Borrower or any Affiliate.

                  (k) Transactions with Affiliates and Third Parties. It will not, and will not permit any Affiliate to, directly or indirectly, conduct any business or enter into any transaction with any Affiliate unless the details of such business or transaction have been fully disclosed to the Agents and the Agents have given their prior written consent. It will not, and will not permit any Affiliate to, enter into any transaction with any Person other than in the ordinary course of business and on an arm's-length basis and will not enter into any sole or exclusive business relationships.

                  (l)      Environmental Compliance.

                           (i) It will not, and will not authorize any other Person to, use, generate, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Substance on, under or from any Project, or onto any other property, in violation of any Environmental Law or in a manner that could lead to any Environmental Claim or pose a material risk to human health or the environment. It will comply fully, and will cause all other Persons authorized or suffered to be present by Borrower or any Affiliate at a Project to comply fully, with all Environmental Laws.

                           (ii) It will, and will cause the Affiliates to, promptly take all actions and pay all costs necessary to comply with all Environmental Laws, to remove and dispose of all Hazardous Substances and to clean-up the Projects and any other property affected by any Project or the activities of Borrower, the Affiliates, the Project Parties or their respective agents or for which Borrower and the Affiliates are otherwise responsible. If Borrower or the Affiliates fail to take the actions or pay the costs required under this Section 5.2(l), the Agents may, but have no obligation to, take such actions or pay such costs, and all amounts so expended will be obligations of Borrower to the Lenders under the Credit Documents payable upon demand and secured by the Liens of the Security Documents. Nothing in this Section 5.2(l) will impose any obligation or liability whatsoever on the Agents or the Lenders.

                           (iii) From time to time and at any time, the Agents may cause an environmental audit of a Project to be conducted to confirm Borrower's and the Affiliates' compliance with this Section 5.2(l). It agrees, and will cause the Affiliates, to cooperate fully with the Agents and their agents in connection with each such audit and, not more than once every two calendar years, to pay the cost thereof.

                  (m)      Public Utility Status.

                           (i) It will not, and will not permit any Affiliate to, either by act or omission, become, or cause any Agent or any Lender to become, subject to financial, organizational or rate regulation as an "electric utility," "electric utility company," "electric corporation," "electrical company," "public utility," "public service corporation," "gas utility," "natural gas company" (transporting gas in interstate commerce), "public service company," "public utility holding company," "electric utility holding company," "holding company" or "subsidiary company" of a holding company, or other similar entity, under any Law.

                           (ii) It will not, and will not permit any Affiliate to, take any action the effect of which would be for the electric energy generating facilities of a Project to cease to be a Qualifying Facility.

                  (n) ERISA. Neither of Borrower nor any ERISA Affiliate will adopt, maintain, sponsor, participate in or incur any liability or obligation under or to any Plan or incur any obligation to provide post-retirement benefits to any Person.

                  (o) Use of Proceeds. It will, and will cause the Affiliates to, use the proceeds of the Loans only for the purposes described in
Section 2.7 and in accordance with the requirements and conditions of the Credit Documents. It will not, and will not permit any Affiliate to, engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange
Act of 1934, as amended.

                  (p) Bank Accounts. It will not, and will not permit any Affiliate to, maintain any account or deposit with any bank or other depository institution other than the accounts created under the Disbursement Agreement and such other accounts as the Agents may approve in writing and in which the Lenders will have a perfected, valid and enforceable First-Priority Lien. It will not, and will not permit any Affiliate to, deposit funds into any account other than the accounts created under the Disbursement Agreement.

                  (q) Auditors. It will not, and will not permit any Affiliate to, discharge or change its auditors or change its fiscal year.

                  (r) Publicity. It will not, and will not permit any Affiliate to, issue, or consent to the issuance of, any press release, announcement or advertisement that refers to the financing contemplated by the Credit Documents without the prior written consent of the Agents.

                  (s) Abandonment. It will not, and will not permit any Affiliate to, abandon a Project or cease to operate a Project for any period of thirty (30) consecutive days.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

                  Sectio 6.1 Events of Default. Each of the following constitutes an "Event of Default" under this Agreement:

                  (a)      Any principal of any Loan is not paid within five
(5) days after such principal is due or any Equity Contribution is not paid when due.

                  (b) Any interest on any Loan or any fee or other amount payable under any Credit Document (other than amounts described in paragraph
(a) above) is not paid within five (5) days after such interest, fee or other amount is due.

                  (c) Any representation or warranty made by Guarantor, NEO, Borrower, any Affiliate or any Project Party (or any of their respective officers or representatives) in any Document or in any certificate, financial statement or other document furnished pursuant to or in connection with any Document proves to have been incorrect or misleading in any material respect at the time it was made, deemed to have been made, or confirmed; provided, that the fact that a representation or warranty of a Project Party was incorrect or misleading shall not be an Event of Default unless such fact could reasonably be expected to have a Material Adverse Effect.

                  (d) Guarantor, NEO, Generation II Locomotives, Borrower or any Affiliate fails to perform or observe any term, covenant or agreement contained in any Credit Document (other than any term, covenant or agreement that is the basis of another Event of Default) to be performed or observed by it and such failure remains unremedied for five (5) days after the occurrence thereof; provided, that, if such failure can not be remedied within such five
(5) day period, and if Borrower or such other Person is diligently seeking to remedy such failure, and if such failure is reasonably likely to be remedied within thirty (30) days after the initial five (5) day period, then Borrower or such other Person shall have an additional thirty (30) days to remedy such failure.

                  (e) Any Project Party fails to perform or observe any term, covenant or agreement contained in any Document (other than any term, covenant or agreement that is the basis of another Event of Default) to be performed or observed by it, such failure is not remedied within any applicable grace period and such failure could reasonably be expected to have a Material Adverse Effect.

                  (f) The Security Documents for any reason cease to create perfected, valid and enforceable First-Priority Liens on the Collateral, or NEO, Generation II Locomotives, Borrower or any Affiliate so states in writing; provided, that if a perfected, valid and enforceable First-Priority Lien on the Collateral can be created within thirty (30) days, and if Borrower is diligently seeking to do so, then Borrower shall have thirty (30) days to create such a Lien.

                  (g) Any provision of any Document (i) is terminated, repudiated or declared to be invalid by any party thereto or by any Government Instrumentality or (ii) for any reason ceases to be valid and binding and of full force and effect and, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (h) Borrower or any Affiliate fails to pay any Indebtedness (other than Indebtedness evidenced by the Notes or arising under the Credit Documents) or any interest or premium thereon when due; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to permit the exercise of any remedy against Borrower or any Affiliate or any of their respective properties, whether or not such default or event is waived by the holders or trustees for such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  (i) A final judgment or order for the payment of money in excess of two hundred fifty thousand Dollars ($250,000) is rendered against Borrower or any Affiliate and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect for any period of ten (10) consecutive days.

                  (j) A Bankruptcy Event occurs with respect to Guarantor, NEO, Generation II Locomotives, Borrower, any Affiliate or any Project Party and, in the case of a Project Party, such event could reasonably be expected to have a Material Adverse Effect.

                  (k) (i) Any Law is enacted, (ii) any change in Law or any change in the interpretation or administration of any Law (having the force of Law) occurs, (iii) any Claim is asserted against a Project, Guarantor, NEO, Generation II Locomotives, Borrower, any Affiliate or any Project Party or (iv) any other event or circumstance occurs, that has or could reasonably be expected to have a Material Adverse Effect.

                  (l)      A Major Loss occurs.

                  (m) Any Governmental Instrumentality or any Person acting or purporting to act under the authority of any Governmental Instrumentality takes any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of a Project or other property of Borrower or any Affiliate, or takes any action to displace or curtail the authority of the management of Borrower or any Affiliate and such action could reasonably be expected to have a Material Adverse Effect.

                  (n)      An "Event of Default" occurs under the Guaranty.

                  (o) Guarantor fails to perform or observe any term, covenant or agreement in the Non-Operating Interest Acquisition Agreement to be performed by it and such failure remains unremedied for five (5) days after the occurrence thereof.

                  (p) An "Event of Default" occurs under any loan agreement to which any primary fuel supplier to any Project, or any parent company thereof, is a party.

                  Section 6.2 Remedies. The Agents will use reasonable efforts to notify Borrower of an Event of Default, but any failure by the Agents to notify Borrower of an Event of Default will not effect the rights of the Agents and the Lender hereunder or under the other Credit Documents. Upon the occurrence of an Event of Default described in Section 6.1(j), the Commitments of the Lenders will forthwith terminate and the Notes, all interest thereon and all other amounts payable under the Credit Documents will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any other Event of Default, the Agents will at the request, or may with the consent, of the Majority Lenders, by notice to Borrower, (i) declare the Commitment of each Lender to be terminated, whereupon the same will forthwith terminate and (ii) declare the Notes, all interest thereon and all other amounts payable under the Credit Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

                  Section 6.3  Right to Complete.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Agents and the Lenders, in addition to any other remedy that they may have under the Credit Documents or by Law, will have the right (but not the obligation) in their sole and absolute discretion:

                           (i) to enter upon a Site, a Project and other property owned or leased by Borrower or any Affiliate and complete the acquisition, construct, equip and complete a Project, at the risk, cost and expense of Borrower;

                           (ii) at any and all times to discontinue any work commenced by them in respect of a Project or to change any course of action undertaken by them; and

                           (iii) to take over and use all or any part of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower and the Affiliates, whether or not previously incorporated into a Project; provided, that the Agents will use reasonable efforts to provide Guarantor with draft agreements relating to their actions taken pursuant to this Section 6.3(a) and will provide Guarantor with reasonable opportunity to comment thereon.

The Agents may exercise the rights described in this Section 6.3 from time to time and at any time after the occurrence and during the continuance of an Event of Default, whether or not the Notes have become due and payable and whether or not foreclosure has been initiated under the Security Documents. In no event will the actions of the Agents or the Lenders constitute either Agent or any Lender a mortgagee-in-possession, and Borrower hereby indemnifies the Agents and the Lenders from and against any and all costs and liabilities resulting from any such characterization or from their actions or omissions to act pursuant to this Section 6.3.

                  (b) In connection with any construction or development of a Project undertaken by the Agents and the Lenders pursuant to the provisions of this Section 6.3, they may:

                           (i) engage builders, contractors, architects, engineers, security services and others for the purpose of furnishing labor, material, equipment and security in connection with any construction of a Project;

                           (ii) pay, settle or compromise, or cause to be paid, settled or compromised, all claims or bills that may become Liens against a Site or a Project, or that have been or may be incurred in any manner in connection with the acquisition, construction, development, completion and equipping of a Project or for the discharge of Liens or defects in the title of a Site or a Project; and

                           (iii) take such other action or refrain from acting under this Agreement as the Lenders may in their sole and absolute discretion from time to time determine.

                  (c) Borrower will be liable to the Agents and the Lenders for all sums paid or incurred for the acquisition, construction, development, completion and equipping of a Project and all payments made or liabilities incurred by the Agents and the Lenders under this Agreement of any kind whatsoever will be paid by Borrower to the Agents and the Lenders upon demand with interest to the date of payment to the Agents and the Lenders at the Default Rate.

                  (d) For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section 6.3, Borrower irrevocably constitutes and appoints the Agents, with full power of substitution, as its true and lawful attorneys-in-fact, in its name and on its behalf, and at its expense, to execute, acknowledge and deliver any document and instrument and to do and perform any act such those referred to in this
Section 6.3, without notice to or the consent of Borrower. This power of attorney is coupled with an interest and is not revocable.


                                  ARTICLE VII
                                   THE AGENTS

                  Section 7.1 Authorization and Action. Each
Construction/Acquisition Lender hereby appoints and authorizes the Construction/Acquisition Agent, and each Term Lender hereby appoints and authorizes the Term Agent, to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to each such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agents will have no duties, responsibilities, obligations or liabilities other than those expressly set forth in the Credit Documents, and no additional duties, responsibilities, obligations or liabilities will be inferred from the provisions of the Credit Documents or imposed on the Agents. As to matters not expressly provided for by this Agreement or the other Credit Documents (including enforcement or collection of the Notes), the Agents will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions will be binding upon all the Lenders and all holders of Notes, provided that the Agents will in no event be required to take any action which exposes them to personal liability, which is contrary to the Credit Documents or Law or with respect to which the Agents do not receive adequate instructions or full indemnification from the Lenders. The provisions of this Article VII are solely for the benefit of the Agents, their agents and their respective affiliates and the Lenders. The Agents have no duties or relationships of trust or agency with or to Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates, the Project Parties or their respective affiliates.

                  Section 7.2 Delegation of Duties. The Agents may delegate any of their responsibilities or duties under the Credit Documents to one or more agents and will not be liable for the negligence or misconduct of any agent selected by them with reasonable care.

                  Section 7.3 Agents' Reliance. None of the Agents, their agents or any of their respective affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with the Documents, except that each will be liable for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent:

                           (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in a form satisfactory to the Agent;

                           (b) may consult with legal counsel (including Borrower's Counsel), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                           (c) makes no representation or warranty to any Lender and will not be responsible to any Lender for any statement, representation or warranty made in or in connection with the Documents;

                           (d) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Documents or to inspect the Projects or the books and records or any other property of Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates or any Project Party;

                           (e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Document or any other document or instrument furnished pursuant thereto, or for the failure of any Person to perform its obligations under any Document; and

                           (f) will incur no liability under or in respect of this Agreement or any other Document or otherwise by acting upon any notice, consent, waiver, certificate or other writing or instrument (including facsimiles, telexes, telegrams and cables) believed by it to be genuine and signed or sent by the proper Person or Persons.

                  Section 7.4 Notice of Default. Neither Agent will be deemed to have knowledge or notice of any Default or Event of Default unless and until it has received written notice from a Lender or Borrower referring to this Agreement, describing the Default or Event of Default and stating that such notice is a "notice of default."

                  Section 7.5 Agents as Lenders. With respect to their Commitments, the Loans funded by them and the Notes issued to them, Lyon Credit Corporation and Credit Lyonnais New York Branch will have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though they were not the Agents and, unless otherwise expressly indicated, the term "Lender" or "Lenders" will include Lyon Credit Corporation and Credit Lyonnais New York Branch in their individual capacities. Lyon Credit Corporation, Credit Lyonnais New York Branch and their affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates, and any Person who may do business with or own securities of Guarantor, NEO, Generation II Locomotives, Borrower or the Affiliates, all as if Lyon Credit Corporation and Credit Lyonnais New York Branch were not the Agents and without any duty to account therefor to the Lenders.

                  Section 7.6 Credit Decisions. Each Lender acknowledges that neither Agent nor any of their affiliates has made any representation or warranty with respect to Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates, the Projects or any other matter, and agrees that no review or other action by the Agents or any of their affiliates will be deemed to constitute any such representation or warranty. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender, and based on the financial statements referred to in Section 4.1(k) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents to which it is party. Each Lender also acknowledges and agrees that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents. The Agents will have no obligation to provide to any Lender any information or document concerning or relating to the Projects, Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates or any other Person or matter that may come into the Agents' possession or to obtain any such information or documents; provided, that the Agents will deliver to the Lenders information and documents actually received by the Agents from Guarantor, NEO, Generation II Locomotives, Borrower and the Affiliates pursuant to the Credit Documents for distribution to the Lenders.

                  Section 7.7 Indemnification. The Lenders agree to indemnify the Agents, their agents and their respective affiliates (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of the Lenders (or if no Notes are at the time outstanding, ratably according to the respective amounts of the Lenders' Commitments), from and against any and all Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agents, their agents or their respective affiliates by any Person (including any Lender) in any way relating to or arising out of:

                           (a) the Projects;

                           (b) any Document;

                           (c) any action taken or omitted by either Agent or any Lender;

                           (d) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Documents;

                           (e) any Claim based on any misstatement or inaccuracy in or omission from any disclosure provided by Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates or their representatives in connection with the syndication of the Loans;

                           (f) the actual or alleged presence, release or discharge of any Hazardous Substance on, from or under a Project or the existence, use, generation, manufacture, handling, processing, storage, release, transportation, removal, disposal or clean-up thereof of any Hazardous

         Substance on or at a Project or by Borrower, any Affiliate or any Project Party; or

                           (g) any Environmental Claim asserted against or relating to a Project, Borrower, any Affiliate or any Project Party or any actual or alleged violation of any Environmental Law by any of such Persons; provided, that no Lender will be liable to any Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for such Lender's ratable share of any cost, expense or Tax described in Section 8.11 incurred by or imposed on an Agent for which the Agent does not receive reimbursement from Borrower. Payment by an indemnified party will not be a condition precedent to the obligations of the Lenders under this indemnity. This Section 7.7 will survive the Closing Date, the making and repayment of the Loans and any transfer or assignment of the Notes.

                  Section 7.8 Successor Agents. Each Agent may resign at any time by giving at least thirty (30) days' prior written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders will have the right to appoint a successor Agent. If within thirty (30) days after the resignation or removal of the retiring Agent no successor Agent accepts appointment by the Majority Lenders, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which will be a commercial bank organized under the Laws of the United States or of any State thereof and will have a combined capital and surplus of at least two hundred fifty million Dollars ($250 million). Upon the acceptance of its appointment as Agent, the successor Agent will thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent will be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation or removal, the provisions of this Article VII will inure to its benefit as to any action taken or omitted to be taken by it while it was Agent.

                  Section 7.9 Agents Together and Separately. The
Construction/Acquisition Agent and the Term Agent agree to work together throughout the term of this Agreement, notwithstanding that a Construction/Acquisition Loan or a Term Loan is not outstanding at any time. Except as specifically stated in this Agreement, each of the

Construction/Acquisition Agent and the Term Agent is an "Agent" for all purposes under this Agreement and each will provide the other with copies of all documents received by it and will take all reasonable action to share with the other relevant information learned by it about Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates, the Project Parties, the Projects and all other Collateral. The Construction/Acquisition Agent will have primary responsibility for the administration of the Construction/Acquisition Loans and of Borrower's compliance with the terms thereof, and the Term Agent will have similar responsibility for the administration of the Term Loans. In the case of any disagreement between the Construction/Acquisition Agent and the Term Agent, to the extent that any circumstance requires them to act together and not separately, the Agent with the greater amount of then-outstanding Loans for which it has administrative responsibility will control the actions of the Agents.

                  Section 7.10 Term Agent as Beneficiary of Security Documents and Pledgee of Collateral. The Term Agent is and will be the beneficiary of the Security Documents and the pledgee of the Collateral. The Term Agent and the Construction/Acquisition Agent agree, for their own benefit and for the benefit of the Lenders, that, when it is a party to a Security Document, the Term Agent is acting as the agent for all of the Lenders and that all Lenders have a pari passu interest in the Collateral held by and pledged to the Term Agent.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  Section 8.1 Counterparts. Each of the Credit Documents may be executed in any number of counterparts and by the different parties thereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                  Section 8.2 Integration. The Credit Documents contain the complete agreement among Guarantor, NEO, Generation II Locomotives, Borrower, the Affiliates, the Lenders and the Agents with respect to the matters contained therein and supersede all prior commitments, agreements and understandings, whether written or oral, with respect to the matters contained therein.

                  Section 8.3 Severability. Any provision of any Credit Document that is invalid or prohibited in any jurisdiction will, as to such jurisdiction, be ineffective and severable from the rest of such Credit Document to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of such Credit Document or of any other Credit

Document, or of such provision in other jurisdictions. The parties agree to replace any provision that is ineffective by operation of this Section 8.3 with an effective provision which as closely as possible corresponds to the spirit and purpose of such ineffective provision and the affected Credit Document as a whole.

                  Section 8.4 Further Assurances. At any time and from time to time upon the request of either Agent, Borrower will, and will cause NEO or the Affiliates to, execute and deliver such further documents and instruments and do such other acts as the Agent may reasonably request in order to effect fully the purposes of the Credit Documents, to create, perfect, maintain and preserve First-Priority Liens on the Collateral in favor of the Term Agent and to provide for the payment of the Loans and the other obligations of Borrower and the Affiliates in accordance with the terms of the Credit Documents.

                  Section 8.5 Amendments and Waivers. No amendment or waiver of any provision of any Credit Document, or consent to any departure by Borrower therefrom, will be effective unless it is in writing and signed by the Majority Lenders; provided, that no amendment, waiver or consent will, unless in writing and signed by all Lenders, do any of the following:

                           (a) waive any condition set forth in Article III;

                           (b) increase any Commitment or subject the Lenders to any additional obligation;

                           (c) reduce the principal of, or interest on, the Notes or any fee payable under the Credit Documents;

                           (d) postpone any date fixed for the payment of principal of, or interest on, the Notes or any fees payable under the Credit Documents;

                           (e) release any Collateral;

                           (f) amend or waive the provisions of Section 5.2(f), 5.2(g), 5.2(j), 8.5 or 8.7(b); or

                           (g) change the definition of "Majority Lenders."

                  A waiver or consent granted pursuant to this Section 8.5 will be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 8.6 No Waiver; Remedies Cumulative. The waiver of any right, breach or default under any Credit Document by either Agent or any Lender must be made specifically and in writing. No failure on the part of either
Agent or any Lender to exercise, and no forbearance or delay in exercising, any right under any Credit Document will operate as a waiver thereof; no single or partial exercise of any right under any Credit Document will preclude any other or further exercise thereof or the exercise of any other right; and no waiver of any breach of or default under any provision of any Credit Document will constitute or be construed as a waiver of any subsequent breach of or default under that or any other provision of any Credit Document. No notice to or demand upon Borrower will entitle Borrower to any further, subsequent or other notice or demand in similar or any other circumstances. Each of the rights and remedies of the Agents and the Lenders under the Credit Documents is cumulative and not exclusive of any other right or remedy provided or existing by agreement or under Law.

                  Section 8.7  Successors and Assigns.

                  (a) Each Credit Document will be binding upon and inure to the benefit of the parties thereto and all future holders of Notes and their respective successors and permitted assigns.

                  (b) Borrower has no right to assign its rights or interests, or delegate its duties or obligations, under any Credit Document without the prior written consent of all Lenders.

                  (c) The Lenders may not syndicate or transfer all or any part of their respective Commitments to other financial institutions without the prior written consent of the Agents and at no time will there be more than eight (8) Lenders except with the consent of Borrower. In addition, no Person shall become a Lender hereunder the long-term unsecured debt of which, at the time such Person becomes a Lender, is not rated at least BBB- by Standard & Poor's. The Lenders may not syndicate or transfer their Commitments to any other Person that would, by virtue of such Person's becoming a Lender, cause a Project to cease to be a Qualifying Facility. Each such transfer is subject to a minimum purchase requirement of one million Dollars ($1,000,000), and in connection with each such transfer, the transferring Lender and its transferee will execute and deliver a supplement to this Agreement in the form of Exhibit 8.7(c). Upon delivery of such supplement to the Agents, the transferee will become a "Lender" under the Credit Documents with all of the attendant rights, benefits and obligations; the respective Pro Rata Shares of the transferring Lender and its transferee will be appropriately adjusted; and Borrower will execute and deliver to the transferring Lender and its transferee replacement Notes reflecting their respective Pro Rata Shares. The Note or Notes being replaced will be canceled and returned to Borrower. Each replacement Note will have endorsed thereon the disbursements, payments and amount outstanding thereunder. After any such transfer, the transferring Lender will have no obligation with respect to the portion of its Commitments transferred.

                  (d) The holder of any Note or Commitment will have the right to grant participations in such Note or Commitment to any Person on such terms and conditions as are determined by such holder in its sole and absolute discretion; provided, that no such grant of participations will release any Lender from its obligations hereunder or create any additional obligation on Borrower.

                  (e) Each Lender has the right to assign and pledge all or any portion of the obligations owing to it under the Credit Documents to any Federal Reserve Bank or to the United States Department of the Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by the Federal Reserve System; provided, that no such collateral assignment will release any Lender from its obligations hereunder.

                  (f) Each Lender represents and warrants to the Agents, each other Lender and Borrower that in making Loans hereunder such Lender will be acquiring the Notes issued to it for the purpose of investment and not with the view to, or for sale in connection with, any distribution in violation of the Securities Act of 1933, as amended.

                  Section 8.8 No Agency. None of Borrower or either Affiliates is the agent or representative of either Agent or any Lender or is authorized to act on behalf of or bind either Agent or any Lender in any way.

                  Section 8.9 No Third Party Beneficiaries. Except as otherwise expressly stated therein, each Credit Document is intended to be solely for the benefit of the parties thereto and their respective successors and permitted assigns and is not intended to and does not confer any right or benefit on any third party.

                  Section 8.10 Nonrecourse. The Loans are the obligations solely of Borrower and the Lenders will have access only to the Collateral and the assets of Borrower for repayment. The Lenders will have recourse against Guarantor only to the extent of its obligations under the Guaranty and any other Document to which it is a party and against NEO, Generation II Locomotives or any Affiliate only (a) to the extent of its obligations under any Document to which it is a party, (b) in the case of fraud, misrepresentation, misappropriation of funds, gross negligence or willful misconduct and (c) with respect to any Collateral pledged by it.

                  Section 8.11 Costs, Expenses and Taxes. Borrower agrees to pay to the Agents and the Lenders on demand all costs, expenses and Reimbursable

Taxes incurred or arising in connection with the preparation, documentation, negotiation, execution, delivery, funding, syndication (in accordance with clause (a) of the next sentence), administration or enforcement of the Credit Documents or the transactions contemplated thereby or effected pursuant thereto. Such costs, expenses and Reimbursable Taxes will include (a) all reasonable fees, costs and expenses arising or incurred in connection with the syndication of the Loans prior to the Closing Date, but not thereafter, including pursuant to Section 8.7(c), (b) all reasonable fees of, and expenses incurred by, the Engineer, the Energy Consultant, Lenders' Counsel, the Process Agent, the Title Insurer, the Insurance Consultant and all other advisers and consultants engaged pursuant to the Credit Documents, (c) all Taxes and all filing and recordation fees and expenses payable in order to create, attach, perfect, continue and enforce the Liens of the Security Documents, and the cost of the Title Policies and all endorsements thereto, (d) all fees, costs, expenses, Taxes and insurance premiums incurred in connection the protection, maintenance, preservation, collection, liquidation or sale of, or foreclosure or realization upon, any Collateral, (e) all reasonable attorneys' fees and expenses and other costs incurred in connection with (i) complying with any subpoena or similar legal process relating in any way to any Project, any Document, Borrower, Guarantor, NEO, Generation II Locomotives, any Affiliate or any Project Party, (ii) determining the rights and responsibilities of the Agents or the Lenders under the Credit Documents, (iii) any enforcement, amendment or restructuring of, or waiver or consent under, under any Credit Document, (iv) foreclosure or realization upon any Collateral or (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or similar proceeding or any appellate proceeding involving any Project, Borrower, Guarantor, NEO, Generation II Locomotives, any Affiliate or any Project Party, and (f) all costs and expense incurred by either Agent or any Lender in connection with the payment of any Construction/Acquisition Loan on any day other than the last day of its Interest Period and with the borrowing of a Term Loan on any Funding Date other than the Funding Date projected in the Closing Pro Forma as of the Closing Date. Borrower agrees to make the payments required under this Section 8.11 regardless of whether the transactions contemplated by the Credit Documents are consummated and hereby indemnifies the Agents and the Lenders for all liabilities resulting from any failure or delay in making any payment required under this Section 8.11. Borrower's obligations under this
Section 8.11 constitute Obligations secured by the Security Document Liens. The Agents will provide to Borrower, at the expense of Borrower, copies of all invoices, receipts and other documentation relating to any amount payable pursuant to this Section 8.11 and reasonably requested by Borrower.

                  Section 8.12 Indemnity.

                  (a) Borrower agrees to indemnify the Lenders, the Agents and their respective affiliates from and against any and all Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them or any one or more of them by any Person (including any Lender) in any way relating to or arising out of (a) any Project, (b) any Document, (c) any action taken or omitted by or any one or more of them pursuant to any Credit Document, (d) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Documents, (e) any claim based on any misstatement or inaccuracy in or omission in any disclosure provided by Borrower, Guarantor, NEO, Generation
II Locomotives, or any Affiliate in connection with the syndication of the Loans, (f) the actual or alleged presence, release or discharge of any Hazardous Substance on, from or under any Project or the existence, use, generation, manufacture, handling, processing, storage, release, transportation, removal, disposal or clean-up of any Hazardous Substance on or at a Project or by Borrower, any Affiliate or any Project Party or (g) any Environmental Claim asserted against or relating to a Project, Borrower, any Affiliate or any Project Party or any actual or alleged violation of any Environmental Law by any of such Persons; provided, that Borrower will not be liable to any Person for any portion of such Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction or for any lost profits of any Lender arising from any acceleration of a Loan (other than prepayment penalties specifically provided for in this Agreement). Payment by an indemnified party will not be a condition precedent to the obligations of Borrower under this indemnity. This Section 8.12(a) will survive the Closing Date, the making and repayment of the Loans and any transfer or assignment of Notes.

                  (b) Each Lender hereby agrees that, if the actions of any Lender cause the conditions precedent contained in Section 3.2(n) not to be able to be satisfied in a manner that permits Borrower to receive the requested Construction/Acquisition Loan, then Borrower will be entitled to receive a partial refund of the fee paid by it pursuant to Section 2.5(c) based on the number of days for which the fee has been paid but on which the Commitments for the Construction/Acquisition Loans are not available.

                  Section 8.13 Right of Set-off. Upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand) at any time held and other indebtedness at any time owing by such Lender (at any of its offices, branches or agencies, wherever located) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not such Lender or either Agent has made any demand under any Note or any other Credit Document, and although such obligations may be continuing or unmatured. Each Lender agrees to notify Borrower promptly after any such set-off and application; provided, that the failure to give such notice will not affect the validity of such set-off and application. The rights of the Lenders under this Section 8.13 are in addition to all other rights and remedies (including other rights of set-off) the Lenders may have.

                  Section 8.14 Sharing of Payments. Each Lender agrees that if as of any date it obtains any payment (whether by voluntary payment, realization upon security, exercise of the right of set-off or banker's lien, counterclaim or cross action or otherwise) on account of the Note or Notes held by it in excess of its Pro Rata Share of all payments on account of the Notes obtained by the Lenders, it will purchase for cash without recourse or warranty from the other Lenders interests in their Notes in such amounts as will result in a proportional participation by all of the Lenders in such excess payment. If any of such excess payment is subsequently recovered from such purchasing Lender, any purchases of interests in Notes will be rescinded and the purchase prices restored to the extent of such recovery, in each case without interest. Borrower agrees that any Lender purchasing an interest in a Note pursuant to this Section 8.14 may exercise its rights of payment (including the right of set-off) with respect to such interest as fully as if such Lender were the direct creditor of Borrower in the amount of such interest. This Section 8.14 is for the sole benefit of the Lenders and does not confer any right upon Borrower.

                  Section 8.15 Governing Law. EACH CREDIT DOCUMENT (OTHER THAN CREDIT DOCUMENTS THAT SPECIFICALLY STATE OTHERWISE) WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, AND EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE.

                  Section 8.16 Waiver of Presentment, Demand, Protest and Notice. Except as specifically stated herein or therein, Borrower irrevocably waives presentment, demand, protest and notice of any kind in connection with any Credit Document or any Collateral.

                  Section 8.17 Waiver of Immunity. To the extent that Borrower has or hereafter acquires any immunity from jurisdiction of any court or from legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its properties, Borrower hereby irrevocably waives such immunity in respect of its obligations under the Credit Documents.

                  Section 8.18 Waiver of Jury Trial. BORROWER, THE AGENTS AND THE LENDERS WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY CREDIT DOCUMENT, ANY TRANSACTION CONTEMPLATED THEREBY OR EFFECTED PURSUANT THERETO, ANY DEALING OR COURSE OF DEALING BETWEEN OR AMONG THEM RELATING IN ANY WAY TO THE SUBJECT MATTER OF THE CREDIT DOCUMENTS OR ANY STATEMENT OR ACTION OF ANY OF THEM OR THEIR AFFILIATES. Each of the parties to this Agreement acknowledges and agrees that this waiver is a material inducement to enter into the business relationship contemplated by the Credit Documents and that each has relied on this waiver in entering into the Credit Documents to which it is a party and will continue to rely on this waiver in its future dealings with the other parties. The scope of this waiver is intended to be all-encompassing and this waiver will apply to all Claims of any nature whatsoever, whether deriving from contract, arising by law, based on tort or otherwise. BORROWER, THE AGENTS AND THE LENDERS HAVE
MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY AND THIS WAIVER IS IRREVOCABLE.
THIS WAIVER WILL ALSO APPLY TO ALL AMENDMENTS, SUPPLEMENTS, RESTATEMENTS, EXTENSIONS AND MODIFICATIONS OF ANY CREDIT DOCUMENT AS WELL AS TO ANY CREDIT DOCUMENT ENTERED INTO AFTER THE DATE OF THIS AGREEMENT. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

                  Section 8.19 Consent to Jurisdiction. Each of Borrower, the Agents and the Lenders hereby irrevocably submits to the jurisdiction of any New York state or United States federal court sitting in the Borough of Manhattan over any action or proceeding arising out of or relating to any Claim, and each of them hereby irrevocably agrees that all Claims in respect of such action or proceeding may be heard and determined in such New York state or United States federal court. Each of Borrower, the Agents and the Lenders irrevocably waives any objection that it may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such New York state or United States federal court has been brought in an inconvenient forum. Borrower hereby irrevocably appoints the Process Agent as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to Borrower in care of the Process Agent at 1633 Broadway, New

York, New York 10007 and Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. In addition and as an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth on the signature pages to this Agreement. Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 8.19 will affect the right of the Agents and the Lenders to serve legal process in any other manner permitted by Law or affect the right of the Agents and the Lenders to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. If for any reason the Process Agent ceases to be available to act as Process Agent, Borrower agrees immediately to appoint a replacement Process Agent satisfactory to the Agents.

                  Section 8.20 Confidentiality. Borrower, the Agents and the Lenders agree to use reasonable efforts to keep confidential the Documents and each document and all information delivered to them by another party to this Agreement and marked "confidential." Notwithstanding the foregoing, each party will be permitted to disclose confidential documents and information (a) to another party, (b) to its affiliates, advisers and consultants, (c) to prospective participants or prospective purchasers or transferees of interests in Notes and their respective affiliates, advisers and consultants, (d) to any Government Instrumentality having jurisdiction over such party, (e) in response to any subpoena or other legal process or to comply with Law, (f) to the extent reasonably required in connection with any litigation to which such party is a party, (g) to the extent reasonably required in connection with the exercise of its rights or remedies under any Credit Document or (h) to the extent such documents or information already have been publicly disclosed by another Person. Each prospective participant, purchaser and transferee and each adviser and consultant to which confidential documents or information is disclosed will be required to execute a confidentiality agreement containing the provisions of this Section 8.20.

                  Section 8.21 Notices. All notices, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party, Guarantor, NEO, or any Affiliate under the terms of any Credit Document (a) must be in writing, (b) must be personally delivered, transmitted by an internationally recognized courier service or transmitted by facsimile and (c) must be directed to such party at its address or facsimile number set forth on the signature pages to this Agreement or, in the case of a notice to Guarantor, NEO or any Affiliate, to Borrower. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three days after delivery to the courier if transmitted by courier, or on the date of transmission with confirmation if transmitted by facsimile, whichever occurs first; provided, that notices to an Agent pursuant to Article II or VII will not be effective until actually received by the Agent. Any party may change its address or facsimile number for purposes hereof by notice to all other parties.

                  Section 8.22 Legal Representation of the Parties. This Agreement and other Credit Documents were negotiated by the parties with the benefits of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Construction, Acquisition and Term Loan Agreement to be signed on the date first above written.


                             MINNESOTA METHANE LLC


                             By  /s/ PETER D. JONES
                                ----------------------------------------------
                                  Name:      Peter D. Jones
                                  Title:     Manager

                             Address:        c/o NEO Corporation
                                             1221 Nicollet Mall
                                             Suite 700
                                             Minneapolis, Minnesota 55403

                             Attention:      President
                             Facsimile No.:  (612) 373-5465


                             With a copy to:

                                     M. Curtis Whittaker, Esq.
                                     Rath, Young & Pignatelli, P.A.
                                     One Capitol Plaza
                                     P.O. Box 1500
                                     Concord, New Hampshire 03302
                                     Facsimile No.:  (603) 226-2700


                             CREDIT LYONNAIS NEW YORK BRANCH, as
                             Construction/Acquisition Agent


                             By  /s/ MICHAEL F.G. PEPE
                                ----------------------------------------------
                                  Name:      Michael F.G. Pepe
                                  Title:     Vice President

                             Address:        1301 Avenue of the Americas
                                             New York, New York  10019
                             Attention:      Martin A. Cunningham
                             Facsimile No.:  (212) 261-3421

                             LYON CREDIT CORPORATION, as
                                      Term Agent



                             By  /s/  JEROME P. PETERS, JR.
                                ----------------------------------------------
                                  Name:      Jerome P. Peters, Jr.
                                  Title:     Senior Vice President

                             Address:        1266 East Main Street
                                             Stamford, Connecticut 06902
                             Attention:      Mr. Jerome P. Peters, Jr.
                             Facsimile No.:  (203) 328-9339

                             With a copy to:
                                             Chadbourne & Parke LLP
                                             1200 New Hampshire Ave., N.W.
                                             Washington, D.C. 20036
                             Attention:      Cornelius J. Golden, Jr., Esq.
                             Facsimile No.:  (202) 974-5602

                             CONSTRUCTION/ACQUISITION LENDERS:


                             CREDIT LYONNAIS NEW YORK BRANCH


                             By  /s/ MICHAEL F.G. PEPE
                                ----------------------------------------------
                                  Name:      Michael F.G. Pepe
                                  Title:     Vice President

                             Pro Rata Share of Aggregate
                             Construction/Acquisition Loan
                             Commitment:     100.00%



                             Address:        1301 Avenue of the Americas
                                             New York, New York  10019
                             Attention:      Martin A. Cunningham
                             Facsimile No.:  (212) 261-3421

                             TERM LENDERS:

                             LYON CREDIT CORPORATION


                             By  /s/ JEROME P. PETERS, JR.
                                ----------------------------------------------
                                  Name:      Jerome P. Peters, Jr.
                                  Title:     Senior Vice President

                             Pro Rata Share of Aggregate
                             Term Loan Commitment:
                                             100.00%


                             Address:        1266 East Main Street
                                             Stamford, Connecticut 06902
                             Attention:      Mr. Jerome P. Peters, Jr.
                             Facsimile No.:  (203) 328-9339